United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Company ☒

File by a party other than the Company □

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to §240.14a-12

Tredegar Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Company)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the file fee is calculated and state how it was determined):

4.	Proposed aggregate offering price:

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

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4.	Date Filed:

1100 Boulders Parkway
Richmond, Virginia 23225

Annual Meeting of Shareholders

April 4, 2012

To Our Shareholders:

We invite you to attend the Annual Meeting of Shareholders to be held at the Jepson Alumni Center of the University of Richmond, 49 Crenshaw Way, Richmond, Virginia, on Wednesday, May 16, 2012, at 9:00 a.m., Eastern Daylight Time.  A formal notice of the meeting, a proxy statement and a proxy card are enclosed.  You are being asked to consider and act upon each of the following items:

1.	To elect one director identified in the enclosed proxy statement to serve until the 2014 annual meeting of shareholders and until his successor is elected and qualified;

2.	To elect the three directors identified in the enclosed proxy statement to serve until the 2015 annual meeting of shareholders and until their successors are elected and qualified;

3.	To conduct a non-binding advisory vote on the compensation paid by Tredegar to our named executive officers;

4.	To conduct a non-binding advisory vote on the frequency of holding future non-binding advisory votes on the compensation paid by Tredegar to our named executive officers;

5.	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2012; and

6.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

There are four ways for you to exercise your vote.  You may vote by completing, signing, dating and returning the enclosed proxy card in the self-addressed, stamped envelope provided.  If your shares of Tredegar common stock are registered directly in your name with Computershare Investor Services, our transfer agent, you also have the option of voting your shares by telephone or via the Internet.  Finally, you may vote in person at the meeting, even if you return the proxy.

On behalf of our Board of Directors, management and employees of Tredegar Corporation, I thank you for your continued support and confidence in our company.

Sincerely yours,

R. Gregory Williams
Chairman of the Board

TREDEGAR CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	Wednesday, May 16, 2012, at 9:00 a.m., Eastern Daylight Time

PLACE:	Jepson Alumni Center University of Richmond 49 Crenshaw Way Richmond, Virginia 23173 (see directions on reverse)

ITEMS OF BUSINESS:	1.	To elect the director identified in the proxy statement to serve as a Class I director until the 2014 annual meeting of shareholders and until his successor is elected and qualified;
	2.	To elect the three directors identified in the proxy statement to serve as Class II directors until the 2015 annual meeting of shareholders and until their successors are elected and qualified;
	3.	To conduct a non-binding advisory vote on the compensation paid by Tredegar to our named executive officers;
	4.	To conduct a non-binding advisory vote on the frequency of holding future non-binding advisory votes on the compensation paid by Tredegar to our named executive officers;
	5.	To ratify the appointment of PricewaterhouseCoopers LLP as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and
	6.	To transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

WHO MAY VOTE:	You may vote if you were a shareholder of record on March 14, 2012.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to shareholders on or about April 4, 2012.

By Order of the Board of Directors A. Brent King Vice President, General Counsel and Secretary

DIRECTIONS TO THE

# JEPSON ALUMNI CENTER

University of Richmond Campus overview

Boatwright Drive
To Three Chopt Rd.
To Three Chopt Rd. via Towana Drive
Campus Drive
Gateway Road
College Road
College Road
River Road
River Road
Westhampton Way
Keller Road
Crenshaw Way
Parking
Jepson Alumni Center
College Road
Westhampton Gate

RICHMOND

For more information:

**804-662-5000**

### From the west:

**I-64**
Take Exit 183/Glenside Drive south. Continue south on Glenside Drive to Three Chopt Road, turn left on Three Chopt.

**US 250 (Broad Street Road)**
Turn right on Glenside Drive, continue south to Three Chopt Road, turn left on Three Chopt.

**US 60 (Midlothian Turnpike)**
Turn left on State Route 147 (Huguenot Road), continue to River Road, turn left on River Road.

### From the southwest:

**US 360 (Hull Street Road)**
Turn left on State Route 653 (Courthouse Road), continue on State Road 653, this will become State Route 147 (Huguenot Road), continue to River Road, turn left on River Road.

### From the north:

**I-95, US 1, US 301, (Do not take I-295)**
Take exit 79 to I-64 west, continue west on I-64. Take Exit 183-A/Glenside Drive south. Continue south on Glenside Drive to Three Chopt Road, turn left on Three Chopt.

### From the east:

**From Downtown/The Fan**
Take Grove Avenue to Three Chopt Road. Turn Right on Three Chopt.

**I-64, US 60**
West on I-64. Take Exit 183-A/Glenside Drive south. Continue south on Glenside Drive to Three Chopt road, turn left on Three Chopt.

### From the south:

**I-85 to I-95**
Take Exit 67/State Route 150 (Chippenham Parkway), continue to State Route 147 (Huguenot Road), turn right on State Route 147. Continue to River Road, turn left on River Road.

**US 1**
West on I-64. Take Exit 183-A/Glenside Drive south. Continue south on Glenside Drive to Three Chopt Road, turn left on Three Chopt.

### From Three Chopt Road:

Turn west onto Boatwright Drive. Follow Boatwright to College Road; bear right. Take College Road to Westhampton Gate. Turn left into Westhampton Gate and continue to Crenshaw Way; turn right. Take Crenshaw Way to Jepson Alumni Center.

### From River Road:

Take River Road to College Road. Turn north onto College Road. Continue on College Road to Westhampton Gate. Turn right into Westhampton Gate and continue to Crenshaw Way; turn right. Take Crenshaw Way to Jepson Alumni Center.

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS
TREDEGAR CORPORATION

To be held on May 16, 2012

Approximate date of mailing—April 4, 2012

VOTING INFORMATION

The Board of Directors (or Board) of Tredegar Corporation, a Virginia corporation (or Tredegar, we, our or us), is soliciting your proxy for the annual meeting of shareholders to be held on Wednesday, May 16, 2012 (the annual meeting).  This proxy statement and the enclosed proxy card contain information about the items you will be voting on at the annual meeting.

Who may vote?

You may vote if you owned shares of Tredegar common stock on March 14, 2012, the date our Board established for determining shareholders entitled to vote at the annual meeting.  On that date, there were 32,116,939 outstanding shares of Tredegar common stock.  You are entitled to one vote for each share of Tredegar common stock you own.

What are the proposals shareholders will be voting on at the annual meeting?

You will be voting on the following:

•	the election of the director identified in this proxy statement to serve as a Class I director until the 2014 annual meeting of shareholders and until his successor is elected and qualified;

•
the election of the three directors identified in this proxy statement to serve as Class II directors until the 2015 annual meeting of shareholders and until their successors are elected and qualified;

•
a non-binding advisory vote on the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the SEC) (also known as a “say-on-pay” vote);

•
a non-binding advisory vote on the frequency — every year, every two years, or every three years — with which Tredegar shareholders will be asked to approve, by a non-binding advisory vote, the compensation paid to our named executive officers (also known as a “frequency” vote or “say-when-on-pay” vote);

•	the ratification of the appointment of PricewaterhouseCoopers LLP (or PwC) as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

•	the transaction of any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

How do I vote my shares?

You may vote your shares as follows:

•
You may vote in person at the annual meeting.  Even if you plan to attend the annual meeting, we encourage you to vote your shares by proxy by one of the methods described below.  If your shares of Tredegar common stock are registered directly in your name with Computershare Investor Services (or Computershare), our transfer agent, and you desire to vote in person at the annual meeting, you will be able to request a ballot at the annual meeting.  If your shares of Tredegar common stock are held in street name with a brokerage firm and you desire to vote in person at the annual meeting, you will need to obtain a legal proxy from the brokerage firm.  You should contact your brokerage firm for further information.

•
If your shares of Tredegar common stock are registered directly in your name with Computershare, you may vote by mail by completing, signing, dating and returning the enclosed proxy in the self-addressed, stamped envelope provided.

•
If your shares of Tredegar common stock are registered directly in your name with Computershare, you may vote by telephone (touch-tone phones only) by calling toll-free 1-800-652-VOTE (8683) and following the instructions.  Please have your control number, located on the enclosed proxy card or e-mail you received, available when you call.

•
If your shares of Tredegar common stock are registered directly in your name with Computershare, you may vote via the Internet by accessing the web page www.investorvote.com/TG and following the on-screen instructions.  Please have your control number, located on the enclosed proxy card or e-mail you received, available when you access the web page.

If your shares of Tredegar common stock are held in street name with a brokerage firm, you may vote by completing, signing and returning the voting instruction form provided by your broker.  You may also be able to vote by telephone or via the Internet if your broker makes these methods available.  Please see the voting instruction form provided by your broker.

What constitutes a quorum for the annual meeting?

A quorum is a majority of the outstanding shares of Tredegar common stock, present in person or represented by proxy at the annual meeting.  Abstentions, withheld votes with respect to the election of directors and shares held of record by a broker or its nominee that are voted on any matter at the annual meeting are included in determining the number of shares present.  Shares held of record by a broker or its nominee that are not voted on any matter at the annual meeting will not be included in determining whether a quorum is present.  A quorum is necessary to conduct business at the annual meeting.

What are my voting choices when voting on the director nominees?

In the vote on the election of our director nominees, you may:

•	vote for all nominees;

•	withhold votes as to all nominees; or

•	withhold a vote as to one or more specific nominees.

A nominee is elected to our Board if a plurality of votes cast in the election of directors is cast “for” the nominee.  In the event that any nominee for director is unavailable for election, our Board may either reduce the number of directors or choose a substitute nominee.  If our Board chooses a substitute nominee, the shares represented by a proxy will be voted for the substitute nominee, unless other instructions are given in the proxy.  Our Board has no reason to believe that any of the nominees will be unavailable.

Our Board recommends that you vote “FOR” all of the nominees.

What are my voting choices on the non-binding advisory vote on the compensation paid by Tredegar to our named executive officers?

In the non-binding advisory vote on the compensation paid by Tredegar to our named executive officers, you may:

•	vote for the approval of the compensation paid by Tredegar to our named executive officers;

•	vote against the approval of the compensation paid by Tredegar to our named executive officers; or

•	abstain from voting on the approval of the compensation paid by Tredegar to our named executive officers.

To be approved, the number of votes cast “for” this proposal must exceed the number of votes cast “against” this proposal.

Our Board recommends that you vote “FOR” the approval of the compensation paid by Tredegar to our named executive officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

What are my voting choices on the non-binding advisory vote on the frequency with which Tredegar shareholders will be asked to approve, by a non-binding advisory vote, the compensation paid by Tredegar to our named executive officers?

In the non-binding advisory vote on the frequency with which Tredegar shareholders will be asked to approve, by a non-binding advisory vote, the compensation paid by Tredegar to our named executive officers, you may:

•	vote that the shareholders be asked to approve the compensation paid by Tredegar to our named executive officers every year;

•	vote that the shareholders be asked to approve the compensation paid by Tredegar to our named executive officers every two years;

•	vote that the shareholders be asked to approve the compensation paid by Tredegar to our named executive officers every three years; or

•	abstain from voting to select the frequency with which Tredegar shareholders will be asked to approve the compensation paid by Tredegar to our named executive officers.

Under Virginia law, other than the election of directors, action on a matter is approved if the votes cast “for” the matter exceed the votes cast “against” the matter, unless the articles of incorporation or Virginia law require a greater number of affirmative votes.  Because of the nature of this proposal, however, the frequency (i.e., every year, every two years or every three years) receiving the greatest number of votes cast (i.e., plurality) will be considered the frequency recommended by shareholders.  At the annual meeting of shareholders held on May 24, 2011, approximately 50% of the votes cast, which, under Virginia law, excludes abstentions and broker non-votes, on the non-binding advisory vote on the frequency with which our shareholders will be asked to approve the compensation by Tredegar to our named executive officers were cast in favor of conducting the “say-on-pay” vote annually, and 49% of the votes were cast in favor of conducting the “say-on-pay” vote every three years.  Because the voting result in 2011 was almost equally divided between an annual frequency and a three-year frequency, we are providing our shareholders with another opportunity to vote, on a non-binding and advisory basis, on the frequency with which we will conduct future “say-on-pay” votes.

Our Board recommends that you vote “FOR” the approval of a non-binding advisory vote on the compensation paid by Tredegar to our named executive officers every THREE YEARS.

What are my voting choices when voting on the ratification of the appointment of PwC as our independent registered public accounting firm?

In voting on the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2012, you may:

•	vote for the ratification of the appointment of PwC;

•	vote against the ratification of the appointment of PwC; or

•	abstain from voting on the ratification of the appointment of PwC.

The ratification of the appointment of PwC as our independent registered public accounting firm requires that the number of votes cast “for” the ratification exceeds the number of votes cast “against” the ratification.

Our Board recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Will my shares be voted if I do not return my proxy?

If you are a Tredegar shareholder whose stock is registered directly in your name with Computershare, our transfer agent, and you do not provide your signed proxy, your shares will not be represented at the meeting, will not count toward the quorum requirement and will not be voted.

If you are a Tredegar shareholder whose stock is held in street name with a brokerage firm, your broker may or may not vote your shares in its discretion if you have not provided voting instructions to the broker.  Whether the broker may vote your shares depends on the proposals before the meeting.  Under the rules of the New York Stock Exchange, your broker may vote your shares in its discretion on “routine matters.”  The ratification of the appointment of the independent registered public accounting firm is a routine matter on which brokers are permitted to vote on behalf of their clients if their clients do not furnish voting instructions with respect to this matter.

Under the rules of the New York Stock Exchange, when a proposal is not a routine matter and your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal.  This is called a “broker non-vote.”  Under the rules of the New York Stock Exchange, the election of directors (Proposal 1), the non-binding advisory vote on the compensation paid by Tredegar to our named executive officers (Proposal 2) and the non-binding advisory vote on the selection of the frequency with which Tredegar shareholders will be asked to approve the compensation paid by Tredegar to our named executive officers (Proposal 3) are considered non-routine matters.  In order to avoid a broker non-vote of your shares on these proposals, you must send voting instructions to your broker.

Abstentions, withheld votes with respect to the election of directors and broker non-votes will not affect the outcome of the vote on the election of the director nominees, the non-binding advisory vote on the compensation paid by Tredegar to our named executive officers, the non-binding advisory vote on the selection of the frequency with which Tredegar shareholders will be asked to approve the compensation paid by Tredegar to our named executive officers or the ratification of the appointment of PwC (unless all votes are abstentions or withheld votes).

Can I change or revoke my vote?

If you are a Tredegar shareholder whose stock is registered directly in your name with Computershare, you may change or revoke your proxy at any time before it is voted at the annual meeting.  You can change or revoke your proxy by (1) voting in person at the annual meeting, (2) delivering another later dated proxy or (3) notifying Tredegar’s Corporate Secretary in writing that you want to change or revoke your proxy.  Attendance at the annual meeting will not by itself revoke a proxy.

If you are a Tredegar shareholder whose stock is held in street name with a brokerage firm, you must follow the instructions found on the voting instruction card provided by your broker or contact your broker to change or revoke your previously given voting instructions.

What happens if I do not specify a choice when returning a proxy?

All signed proxies that have not been revoked will be voted at the annual meeting.  If your proxy contains any specific voting instructions, they will be followed.  However, if you sign and return your proxy without providing specific voting instructions, you give authority to the individuals designated on the proxy card to vote on the proposal(s) for which you have not made specific selections.  If no specific instruction is given or selection made, it is intended that all proxies signed and returned will be voted in the manner recommended by our Board as disclosed in this proxy statement.  As to any other business that may properly come before the annual meeting, the individuals designated on the proxy card will vote the shares of Tredegar common stock represented by the proxy card in the manner as our Board may recommend or otherwise in the proxyholders’ discretion.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means you have multiple accounts with our transfer agent, Computershare, or with one or more brokerage firms.  To vote all your shares, you will need to sign and return all proxy cards.  We encourage you to consolidate your accounts with the same name and address with Computershare in a single account whenever possible.  For additional information, please contact our transfer agent at 1-800-622-6757.

Who pays for the solicitation of proxies?

We will pay the cost of soliciting proxies and may use employees to solicit proxies by mail, in person or by telephone.  We have engaged Alliance Advisors, LLC (Alliance) to solicit proxies from brokers, nominees, fiduciaries and other custodians.  We will pay Alliance $5,000 for its services and will reimburse Alliance for its out-of-pocket expenses, including mailing, copying, phone calls, faxes and other matters, and will indemnify Alliance against any losses arising out of that firm’s proxy soliciting services on our behalf.

How do I communicate with the Board of Directors?

Our Board has unanimously approved a process for shareholders and other interested parties to send communications to our Board and individual directors.  Shareholders can communicate in writing to our Board and, if applicable, any Board Committee or specified individual directors by either mailing communications c/o Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary, or by sending an e-mail to the following address:  directors@tredegar.com.  As noted elsewhere in this proxy statement, you may use these same means to communicate with non-management directors or the independent directors (in each case, individually or as a group).  We will forward communications to the intended recipient(s), although we screen mail for security purposes.

Where can I find Tredegar’s corporate governance materials?

Our Governance Guidelines, Code of Conduct and the charters of our Audit Committee, Executive Compensation Committee, Investment Policy and Related Person Transactions Committee and Nominating and Governance Committee are available on our website at www.tredegar.com by selecting “Corporate Governance” under “About Tredegar.”

How may I obtain Tredegar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and other financial information?

Unless you have given specific instructions that you prefer to receive your materials electronically, we have enclosed a copy of our 2011 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2012

The proxy statement and the 2011 Annual Report are available at www.tredegar.com under “Investor Relations.”

Shareholders may request additional copies of the 2011 Form 10-K (including the financial statements and financial statement schedules), without charge, from:

Tredegar Corporation
Attention:  Investor Relations
1100 Boulders Parkway
Richmond, Virginia  23225
1-800-411-7441
invest@tredegar.com

We will deliver a list of exhibits to the 2011 Form 10-K, showing the cost of each, with the copy of the 2011 Form 10-K.  We will provide any of the exhibits upon payment of the charge noted on the list.  Exhibits to the 2011 Form 10-K are also available on the SEC’s website at www.sec.gov.

May shareholders ask questions at the annual meeting?

Yes.  At the end of the annual meeting, we will give shareholders attending the meeting the opportunity to ask questions.

Is it possible to receive future mailings electronically?

Yes.  If your shares of Tredegar common stock are registered in your name with Computershare and you are interested in receiving future shareholder communications electronically rather than receiving paper copies, you should vote your shares using the Internet voting option and follow the instructions provided.  When future shareholder communications become available, you will receive an e-mail letting you know that you may access and download the documents from Tredegar’s website at www.tredegar.com.  Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice by sending written notice of revocation to us at Tredegar’s address previously noted.  If your shares of Tredegar common stock are held in street name with a brokerage firm, you should refer to the information provided by your broker and follow the instructions on how to receive future shareholder communications electronically, if this option is provided.

What if I have questions for Tredegar’s transfer agent?

You can contact our transfer agent directly with questions concerning stock certificates, dividend checks, transfer of ownership, our dividend reinvestment and stock purchase plan or other matters relevant to your Tredegar shareholder account at:

Computershare Investor Services

By regular mail: P. O. Box 43078 Providence, RI 02940-3078	By overnight delivery: 250 Royall Street Canton, MA 02021

Telephone:	Toll-Free: Toll Calls:	1-800-622-6757 1-781-575-2879

web.queries@computershare.com

Can I access my Tredegar account online?

Yes.  If you are a shareholder of record, you can access your Tredegar shareholder account online via Computershare’s Investor Centre at www-us.computershare.com/investor, a service provided by our transfer agent.  This service makes it easy and convenient to get current information on your shareholder account, such as:

• Review share balances • Review certificate history • Review 1099 tax information • Change mailing address	• Review dividend payment history • Enroll in our dividend reinvestment plan • Request direct deposit of dividends • Obtain shareholder forms and instructions

You may also access this site by visiting our website at www.tredegar.com and selecting “Shareholder Services” under “Investor Relations.”  If you have any questions or need assistance (including obtaining a new personal identification (PIN) number), please contact Computershare’s Shareholder Services Group at 1-800-622-6757.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is divided into three classes of directors.  Each class of directors customarily serves for three years and until their successors are elected and qualified.  The term for each class is staggered so that one class is elected at each annual meeting.  Certain circumstances could cause the terms of our directors to vary and the classes of directors to change if a director is elected for less than a three-year term.

The terms of three of the present directors, Messrs. Austin Brockenbrough, III, William M. Gottwald and Richard L. Morrill, will expire at the 2012 annual meeting.  Upon the recommendation of the Nominating and Governance Committee, Mr. Austin Brockenbrough, III, has been nominated by the Board for election at the 2012 annual meeting for a term expiring at the 2014 annual meeting, and Messrs. William M. Gottwald, Richard L. Morrill and George A. Newbill have been nominated by the Board for election at the 2012 annual meeting for terms expiring at the 2015 annual meeting.

Our Amended and Restated Articles of Incorporation, as amended (or Articles), and Virginia law require that our classes of directors be as nearly equal in number as possible.  Mr. Austin Brockenbrough, III, has been nominated to serve a two-year term rather than the customary three-year term as it is expected that Mr. Brockenbrough will retire from the Board and not stand for re-election following the expiration of his term (if elected) in 2014.  As a result, Mr. George A. Newbill has agreed to stand for election in 2012 so that he becomes part of Class II (if elected), evening out the classes of directors as required by our Articles and Virginia law.

Should all the nominees be elected to our Board, the director classes after the 2012 annual meeting will be as follows:

Class I Terms expiring at 2014 annual meeting	Class II Terms expiring at 2015 annual meeting	Class III Terms expiring at 2013 annual meeting
Austin Brockenbrough, III George C. Freeman, III Thomas G. Slater, Jr. R. Gregory Williams	William M. Gottwald Richard L. Morrill George A. Newbill	Donald T. Cowles John D. Gottwald Nancy M. Taylor

Our Board recommends that you vote “FOR” all of the nominees.

TREDEGAR’S BOARD OF DIRECTORS

Integrity and honesty are core values of Tredegar.  As a result, our directors must be persons of the utmost integrity who possess the highest standards of business and professional conduct.  We believe that each of our directors has these and other key attributes that are important to an effective board, including candor, analytical skills, business acumen, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to service on our Board and its committees.  These characteristics are emphasized in the evaluation and recruitment of new directors.

Following is certain information concerning the nominees as well as the directors whose terms of office will continue after the annual meeting:

Austin Brockenbrough, III Age: 75 Director since 1993 Term expires 2012

Managing Director of Lowe, Brockenbrough & Company, Inc., a private investment counseling firm, since 1970.

Other directorship:  Trustee of The Williamsburg Investment Trust, a registered investment management company

The Board has concluded that Mr. Brockenbrough should serve as a director based on his strong background in finance, including his investment management experience.

Donald T. Cowles Age: 65 Director since 2003 Term expires 2013

Retired, having served previously as Executive Director, Initiatives of Change, Inc., a not-for-profit network working for a more inclusive American society, from January 2006 until June 2008, and has also served as a pro bono consultant to government and non-profit organizations since 2001.

The Board has concluded that Mr. Cowles should serve as a director based on his prior service as a manufacturing executive, particularly with regard to his position as president of the aluminum distribution businesses of Reynolds Metals Company.

George C. Freeman, III Age: 48 Director since 2011 Term expires 2014

Chief Executive Officer of Universal Corporation, an international leaf tobacco merchant, since April 1, 2008, and President of Universal since December 12, 2006.

Other directorship:  Universal Corporation

The Board has concluded that Mr. Freeman should serve as a director based on his strong executive management and leadership skills, his financial expertise and his extensive knowledge of international business, risk oversight and corporate governance.

John D. Gottwald Age: 57 Director since 1989 Term expires 2013

Retired, having served previously as President and Chief Executive Officer of Tredegar from March 1, 2006 until January 31, 2010.

Former directorship:  Albemarle Corporation, a specialty chemicals Company (Albemarle)

The Board has concluded that Mr. Gottwald should serve as a director based on his significant knowledge and understanding of Tredegar and its businesses and his significant experience and expertise in the leadership of global manufacturing companies.

William M. Gottwald Age: 64 Director since 1997 Term expires 2012

Vice Chairman of the Board of Tredegar, having served previously as Chairman of the Board of Directors of Albemarle, from 2001 until 2008.

Former directorship:  Albemarle

The Board has concluded that Mr. Gottwald should serve as a director based on his significant experience and expertise in the leadership of global manufacturing companies.

Richard L. Morrill Age: 72 Director since 1997 Term expires 2012

President, The Teagle Foundation, a philanthropic foundation, since January 1, 2010, and Chancellor of the University of Richmond since June 1, 2004, having served previously as Chairman of the Board of Tredegar from March 1, 2006 until May 18, 2010.

Other directorships:  Albemarle and Trustee of The Williamsburg Investment Trust

The Board has concluded that Dr. Morrill should serve as a director based on his extensive leadership skills and experience and strategic acumen.

George A. Newbill Age: 69 Director since 2008 Term expires 2014

Retired, having served previously as Executive Vice President of Albemarle from August 2007 until February 29, 2008 and as Senior Vice President – Manufacturing Operations of Albemarle from January 2004 until August 2007.

The Board has concluded that Mr. Newbill should serve as a director based on his extensive experience in manufacturing operations, since integrating processes in our manufacturing subsidiaries is an important factor of our success.

Thomas G. Slater, Jr. Age: 68 Director Since 2011 Term expires 2014

Partner of Hunton & Williams LLP, a law firm, since 1976.  Mr. Slater served as a director of Tredegar from 1998 until March 2, 2010, and was re-elected as director of Tredegar in 2011.

The Board has concluded that Mr. Slater should serve as a director based on his legal expertise and his extensive knowledge of Tredegar and its businesses.

Nancy M. Taylor Age: 52 Director since 2010 Term expires 2013

President and Chief Executive Officer of Tredegar since January 31, 2010, having served previously as Executive Vice President of Tredegar from January 1, 2009 until January 31, 2010, President of Tredegar Film Products from April 5, 2005 until January 31, 2010, and Senior Vice President of Tredegar from November 1, 2004 until January 1, 2009.

The Board has concluded that Ms. Taylor should serve as a director based on her significant knowledge and understanding of Tredegar and its businesses, and her knowledge of the complex issues facing global manufacturing companies and to enhance Tredegar’s ability to respond to such issues.

R. Gregory Williams Age: 60 Director since 2002 Term expires 2014

President of CCA Financial Services, LLC, a technology equipment leasing company, since 1984, and Chairman of the Board of Directors of Tredegar since May 18, 2010.

The Board has concluded that Mr. Williams should serve as a director based on his strong background in finance and accounting, particularly with regard to his oversight of financial and audit structures.

Messrs. John D. Gottwald and William M. Gottwald are brothers.  In addition, Mr. Thomas G. Slater, Jr., is married to Mr. John D. Gottwald’s sister-in-law and is a partner of the law firm of Hunton & Williams LLP, which provides legal services to us on a variety of matters.

Our Board has affirmatively determined that the following members of our Board are independent, as that term is defined under the general independence standards of the New York Stock Exchange listing standards and our Governance Guidelines:

Austin Brockenbrough, III
Donald T. Cowles
George C. Freeman, III
Richard L. Morrill
George A. Newbill
R. Gregory Williams

Our Board has adopted, as part of our Governance Guidelines, categorical standards to assist it in making these independence determinations.  All of the directors and the nominees identified as “independent” in this proxy statement meet these categorical standards, which are available on our website at www.tredegar.com by selecting “Corporate Governance” under “About Tredegar.”

BOARD COMMITTEES

The following table provides an overview of the membership, principal functions and number of meetings held in 2011 of all of the committees of our Board.  Each of the Audit Committee, Executive Compensation Committee, Investment Policy and Related Person Transactions Committee and Nominating and Governance Committee of our Board operates under a charter approved by our Board.  Those committee charters are available on our website.  See “Voting Information — Where can I find Tredegar’s corporate governance materials?” on page 6 of this proxy statement.  Each of the committees periodically reviews its respective committee charter and, if appropriate, recommends revisions thereto to our Board.

Committee and Members	Principal Functions*	Number of Meetings
AUDIT: Austin Brockenbrough, III Donald T. Cowles** George C. Freeman, III R. Gregory Williams
Reviews and oversees financial reporting, policies, procedures and internal controls

Retains independent registered public accounting firm

Oversees activities of independent registered public accounting firm

Oversees internal audit function

Oversees legal and regulatory compliance and adherence to our Code of Conduct

To the extent not otherwise delegated to another Committee comprised solely of independent directors, reviews and approves, if appropriate, related person transactions

Receives from and discusses with independent registered public accounting firm written disclosures as to independence

Prepares the Audit Committee report for inclusion in the annual proxy statement

Establishes procedures for complaints received regarding our accounting, internal accounting controls and auditing matters
5

* We recommend that shareholders review the charters for our Audit Committee, Executive Compensation Committee, Investment Policy and Related Person Transactions Committee and Nominating and Governance Committee for a full description of the respective committee’s responsibilities.

** Committee Chairperson

Committee and Members	Principal Functions*	Number of Meetings
EXECUTIVE COMPENSATION: Donald T. Cowles Richard L. Morrill** George A. Newbill
Approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates our Chief Executive Officer’s performance in light of those goals and objectives

Determines and approves Chief Executive Officer compensation, including base salary and incentive awards

Approves the salaries and incentive awards of executive officers

Grants awards under our equity incentive plans

Reviews compensation programs to confirm they do not encourage unnecessary risk-taking

Reviews and discusses with our management the Compensation Discussion and Analysis

Based on such review and discussion, determines whether to recommend to our Board that the Compensation Discussion and Analysis be included in the annual proxy statement

Prepares the Executive Compensation Committee report for inclusion in the annual proxy statement
		4
EXECUTIVE: John D. Gottwald** William M. Gottwald George A. Newbill Nancy M. Taylor	Acts on our Board’s behalf in accordance with our Bylaws, except as limited by the Virginia Stock Corporation Act and except with respect to the compensation of executive officers	3
INVESTMENT POLICY AND RELATED PERSON TRANSACTIONS: Austin Brockenbrough, III** Donald T. Cowles Richard L. Morrill	Administers our Investment Conflict of Interest Policy Reviews and approves, if appropriate, requests by our directors, officers and employees to (1) co-invest in investments in non-marketable securities we are considering or (2) dispose of any such co-investment; the committee received no such requests during 2011 Reviews and approves, if appropriate, related person transactions	0

* We recommend that shareholders review the charters for our Audit Committee, Executive Compensation Committee, Investment Policy and Related Person Transactions Committee and Nominating and Governance Committee for a full description of the respective committee’s responsibilities.

** Committee Chairperson

Committee and Members	Principal Functions*	Number of Meetings
NOMINATING AND GOVERNANCE: Austin Brockenbrough, III** Richard L. Morrill R. Gregory Williams
Reviews the size and composition of our Board to ensure a balance of appropriate skills and characteristics

Develops criteria for director nominees

Recruits new directors, considers director nominees recommended by shareholders and others and recommends nominees for election as directors, all in accordance with the director selection criteria

Makes recommendations regarding term of office and classification and approves compensation of directors, including the compensation of our Chairman and any Vice Chairman

Reviews our Code of Conduct, Governance Guidelines and other governance matters, and makes sure policies are properly communicated and consistently enforced

Makes recommendations regarding composition of our Board committees

Recommends actions to increase our Board’s effectiveness

Oversees the evaluation of our Board and management
6

* We recommend that shareholders review the charters for our Audit Committee, Executive Compensation Committee, Investment Policy and Related Person Transactions Committee and Nominating and Governance Committee for a full description of the respective committee’s responsibilities.

** Committee Chairperson

COMPENSATION OF DIRECTORS

Director Compensation Table

The following table presents information relating to total compensation of our directors, other than the Chief Executive Officer, for the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compen- sation	Total

	($)	($)	($)	($)	($)	($)
Austin Brockenbrough, III	51,670	33,963	-0-	-0-	-0-	85,633
Donald T. Cowles	57,670	33,963	-0-	-0-	-0-	91,633
George C. Freeman, III(7)	26,374	20,527	-0-	-0-	-0-	46,901
John D. Gottwald	43,045	33,963	-0-(2)	107,670(3)	-0-	184,678
William M. Gottwald	36,764	33,963	-0-	-0-	-0-	70,727
Richard L. Morrill	50,170	33,963	-0-	-0-	-0-	84,133
George A. Newbill	43,764	33,963	-0-	-0-	-0-	77,727
Norman A. Scher(4)	188,700	-0-	-0-	14,989(5)	11,533(6)	215,222
Thomas G. Slater, Jr. (7)	20,559	20,527	-0-	-0-	-0-	41,086
R. Gregory Williams	78,045	33,963	-0-	-0-	-0-	112,008

_______________

(1)           As part of his 2011 annual retainer, each non-employee director received quarterly grants of Tredegar common stock under the Tredegar Corporation Amended and Restated 2004 Equity Incentive Plan (or the 2004 Plan).  Each non-employee director received a number of shares of Tredegar common stock equal as nearly as possible to but not to exceed $8,500, based on the closing price of Tredegar common stock as reported on the New York Stock Exchange composite tape on March 31, 2011, June 30, 2011, September 30, 2011 and December 30, 2011, the dates of grant.  Based on this calculation, each non-employee director received 393 shares of Tredegar common stock on March 31, 2011 (except Messrs. George C. Freeman, III, and Thomas G. Slater, Jr., who were not elected to the Board until the 2011 annual meeting), 463 shares of Tredegar common stock on June 30, 2011 (except Messrs. George C. Freeman, III, and Thomas G. Slater, Jr., who each received 193 shares of Tredegar common stock on June 30, 2011, representing a pro rated number of shares from their election to the Board (May 24, 2011) until June 30, 2011), 573 shares of Tredegar common stock on September 30, 2011, and 382 shares of Tredegar common stock on December 30, 2011.  The amounts set forth above represent the grant date fair value computed in accordance with FASB Accounting Standards Codification™ Topic 718, Compensation – Stock Compensation (or ASC Topic 718) for the shares of Tredegar common stock awarded to each non-employee director identified above under the terms of the 2004 Plan during the fiscal year ended December 31, 2011, based on the closing price of Tredegar common stock as reported on the New York Stock Exchange composite tape on the respective dates of grant noted above.  There were no unvested stock awards or option awards as of December 31, 2011, except for Mr. John Gottwald, whose outstanding awards are described in footnote (2) below.

(2)           Mr. Gottwald had the following unvested stock awards and stock options outstanding on December 31, 2011:

Grant Type	Number of Shares
Non-Qualified Stock Options	200,000
Restricted Stock	18,000*

*	These shares of restricted stock vested on February 21, 2012, as Mr. Gottwald continued to provide services to Tredegar in his role as a director.

(3)           The actuarial present value of Mr. Gottwald’s benefit under the Tredegar Corporation Retirement Benefit Restoration Plan (or the Restoration Plan) increased by $38,939 and his benefit under the Tredegar Corporation Retirement Income Plan (or the Pension Plan) increased by $59,067.  These amounts represent the change in actuarial present value in the above plans from December 31, 2010 to December 31, 2011.  The actuarial present value in these plans was increased by $115,970 in cash payments that Mr. Gottwald received from the Pension Plan and the Restoration Plan.

(4)           In consideration of Mr. Scher’s service to Tredegar as an employee during 2011, Mr. Scher was paid a salary of $188,700.  Mr. Scher did not receive any additional compensation for his services as a director.  Mr. Scher retired from our Board at the expiration of his term on May 24, 2011.

(5)           The actuarial present value of Mr. Scher’s benefit under the Restoration Plan increased by $5,912 and his benefit under the Pension Plan increased by $9,077.  These amounts represent the change in actuarial present value in the above plans from December 31, 2010 to December 31, 2011.  The actuarial present value in these plans was increased by $48,731 in cash payments that Mr. Scher received from the Pension Plan.  Mr. Scher was required to commence his benefit under the Pension Plan in November, 2007.

Benefit accruals and the benefit available under the Restoration Plan were frozen as of December 31, 2005.

(6)           This amount includes matching contributions under the Tredegar Corporation Retirement Savings Plan of $7,076 and contributions and dividends under the Savings Plan Benefit Restoration Plan of $4,457.

(7)           Messrs. Freeman and Slater were elected to the Board on May 24, 2011.

Compensation of Directors

Our Nominating and Governance Committee (or the Governance Committee) determines and approves director compensation, including retainers as well as salaries and other compensation for directors who are employees of Tredegar (except for a director who is also our Chief Executive Officer, whose compensation is determined solely by our Executive Compensation Committee).  Under its charter, our Governance Committee may delegate these responsibilities to a subcommittee of the Committee created and approved by our Governance Committee.  Any such subcommittee must be composed entirely of independent directors and operate under a written charter.

For 2011, non-employee directors and committee members received the following annual retainers, payable in equal quarterly installments in arrears, for their service on Tredegar’s Board:

Non-Employee Director	$68,000
Chairman of the Board	$30,000
Audit Committee Chairperson	$16,000
Non-Chair Member of the Audit Committee	$9,500
Executive Compensation Committee Chairperson	$11,000
Non-Chair Member of the Executive Compensation Committee	$7,000
Nominating and Governance Committee Chairperson	$7,500
Non-Chair Member of the Nominating and Governance Committee	$4,500
Executive Committee Chairperson	$9,000
Non-Chair Member of the Executive Committee	$4,500
Member of the Investment Policy and Related Person Transactions Committee	$625

The retainer for non-employee directors was paid $34,000 in cash and $34,000 in the form of a stock award.  The stock award was determined based on the closing price of Tredegar common stock as reported on the New York Stock Exchange composite tape on the date of grant.

Retainers for our Chairman of the Board, committee chairpersons and committee members commenced after our Board elected members to these positions.

Outside Director Stock Ownership Guidelines

Under Tredegar’s Outside Director Stock Ownership Guidelines, which our Board adopted on March 1, 2006, all of our non-employee directors are to achieve ownership of Tredegar common stock in an amount equal to at least three times that director’s base annual cash retainer.  Directors have three years from the later of the adoption of the Guidelines or their election to the Board to satisfy 50% of the requirement and six years to satisfy the full requirement.  All of our directors, with the exception of Mr. Freeman, who joined the Board following his election at the 2011 annual meeting, have satisfied the full stock ownership requirement.

Tredegar Corporation Amended and Restated 2004 Equity Incentive Plan

For 2011, our Board approved quarterly stock awards of shares of Tredegar common stock to each non-employee director under the 2004 Plan.  Each quarterly stock award became fully vested and transferable immediately upon the date of grant.  For a further discussion of the 2004 Plan, see “Compensation Discussion and Analysis — Elements of 2011 Compensation — Long-Term Incentives” on page 38 of this proxy statement.

BOARD MEETINGS, MEETINGS OF NON-MANAGEMENT DIRECTORS AND BOARD COMMITTEES

Our Board held nine meetings in 2011.  Each director attended at least 88% of the aggregate of (1) the total number of Board meetings held during 2011 while he or she was a director and (2) the total number of meetings of all committees of the Board on which the director then served.  Messrs. William M. Gottwald, George A. Newbill and Thomas G. Slater, Jr., each missed one Board meeting held during 2011.  Each director attended all meetings held in 2011 of Board committees of which the director was a member.

The non-management directors of our Board meet regularly in private session.  Our Board has determined that our Chairman of the Board should chair all meetings of non-management directors, as provided in our Governance Guidelines.  During these meetings, the chairperson has the power to lead the meeting, set the agenda and determine the information to be provided, but all non-management directors are encouraged to and do suggest topics for discussion and identify materials and other information for review. In addition, our independent directors also meet regularly in private session.  The chairperson of our Nominating and Governance Committee chairs the meetings of independent directors, as provided in our Governance Guidelines.

Shareholders and other interested persons may contact the non-management directors or the independent directors (in each case, individually or as a group) or the Chairman (individually) in writing through one of the means described under “Voting Instructions — How do I communicate with the Board of Directors?” on page 6 of this proxy statement.

Executive Compensation Committee Matters

Our Executive Compensation Committee currently consists of Messrs. Richard L. Morrill (Chairman), Donald T. Cowles and George A. Newbill.  The principal functions of our Executive Compensation Committee are more fully described under “Board Committees – Executive Compensation” on page 14 of this proxy statement and “Compensation Discussion and Analysis” beginning on page 27 of this proxy statement and in the Executive Compensation Committee Charter, which is available on our website.  See “Voting Information — Where can I find Tredegar’s corporate governance materials?” on page 6 of this proxy statement.

All of the members of our Executive Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (or the Exchange Act)), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code), and “independent directors” (within the meaning of the current New York Stock Exchange listing standards and Tredegar’s Governance Guidelines).  No Executive Compensation Committee member is a current or former employee of Tredegar or any of our subsidiaries.

Executive Compensation Committee Interlocks and Insider Participation

No member of our Executive Compensation Committee was at any time an officer or employee of Tredegar, or is related to any other member of our Executive Compensation Committee, any other member of our Board or any executive officer of Tredegar.

Audit Committee Matters

Our Audit Committee currently consists of Messrs. Donald T. Cowles (Chairman), Austin Brockenbrough, III, George C. Freeman, III, and R. Gregory Williams.  The principal functions of our Audit Committee are more fully described under “Board Committees – Audit” on page 13 of this proxy statement and “Report of the Audit Committee” beginning on page 58 of this proxy statement and in the Audit Committee Charter, which is available on our website.  See “Voting Information – Where can I find Tredegar’s corporate governance materials?” on page 6 of this proxy statement.

Upon the recommendation of our Nominating and Governance Committee, our Board has determined that each member of our Audit Committee is independent of management and free of any relationships that, in the opinion of our Board, would interfere with the exercise of independent judgment and is independent, as that term is defined under the enhanced independence standards for audit committee members in the Exchange Act and rules thereunder, as incorporated into the listing standards of the New York Stock Exchange, and in accordance with the Audit Committee Charter and our Governance Guidelines.

Our Board has determined that Messrs. George C. Freeman, III, and R. Gregory Williams are “audit committee financial experts,” as that term is defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002.  Our Board has further determined that each of the members of our Audit Committee is financially literate and that, as required by the New York Stock Exchange listing standards, at least one member of the Committee has accounting or related financial management expertise, as such terms are interpreted by our Board in its business judgment.

Our Audit Committee has adopted procedures for pre-approving certain audit and permissible non-audit services provided by our independent registered public accounting firm.  These procedures include reviewing a budget for audit and permissible non-audit services.  The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted.  Audit Committee approval is required to exceed the budget amount for a particular category of audit and permissible non-audit services and to engage the independent registered public accounting firm for any audit and permissible non-audit services not included in the budget.  For both types of pre-approval, our Audit Committee considers whether such services are consistent with the SEC rules on auditor independence.  Our Audit Committee may delegate pre-approval authority to the Chairperson of our Audit Committee.  Our Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by our Audit Committee.

Investment Policy and Related Person Transactions Committee Matters

Our Investment Policy and Related Person Transactions Committee currently consists of Messrs. Austin Brockenbrough, III (Chairman), Donald T. Cowles and Richard L. Morrill.  The functions of our Investment Policy and Related Person Transactions Committee include administering our Investment Conflict of Interest Policy, reviewing and approving co-investment requests by directors, officers and employees, and, as delegated by the Audit Committee, reviewing and approving, if appropriate, related person transactions.  Our Investment Policy and Related Person Transactions Committee’s principal functions are more fully described under “Board Committees – Investment Policy and Related Person Transactions” on page 14 of this proxy statement and in the Investment Policy and Related Person Transactions Committee Charter, which is available on our website.  See “Voting Information – Where can I find Tredegar’s corporate governance materials?” on page 6 of this proxy statement.

All members of our Investment Policy and Related Person Transactions Committee are independent as defined under the general independence standards of the New York Stock Exchange listing standards and our Governance Guidelines.

Nominating and Governance Committee Matters

Our Nominating and Governance Committee currently consists of Messrs. Austin Brockenbrough, III (Chairman), Richard L. Morrill and R. Gregory Williams.  The functions of our Nominating and Governance Committee include identifying, recruiting and recommending director candidates for nomination by our Board and determining and approving director compensation (except for a director who is also our Chief Executive Officer, whose compensation is determined solely by our Executive Compensation Committee).  Our Nominating and Governance Committee’s principal functions are more fully described under “Board Committees – Nominating and Governance” on page 15 of this proxy statement and in the Nominating and Governance Committee Charter, which is available on our website.  See “Voting Information – Where can I find Tredegar’s corporate governance materials?” on page 6 of this proxy statement.

All members of our Nominating and Governance Committee are independent, as defined under the general independence standards of the New York Stock Exchange listing standards and our Governance Guidelines.

CORPORATE GOVERNANCE

Board of Directors

Our Board is currently composed of ten directors, six of whom our Board has determined are independent under the corporate governance listing standards of the New York Stock Exchange and our Governance Guidelines.  The primary mission of our Board is to represent and protect the interests of our shareholders by overseeing management and acting in the best interests of Tredegar and our shareholders.

As provided in our Governance Guidelines, our Board has an independent, non-management Chairman whose duties and responsibilities are separate and distinct from those of our Chief Executive Officer.  We believe that the separation of the Chairman and Chief Executive roles is appropriate and in the best interests of Tredegar and our shareholders at this time.  We believe the separation of the Chairman and the Chief Executive Officer roles, together with our Board, which is comprised of a majority of independent directors, and our Audit Committee, Executive Compensation Committee, Investment Policy and Related Person Transactions Committee and Nominating and Governance Committee, which are comprised entirely of independent directors, helps provide effective oversight of management, and facilitates the relationship between our Board and management in overseeing and managing the material risks facing Tredegar.  This system of checks and balances helps ensure that key decisions made by our management team, including the Chief Executive Officer, are reviewed and subject to oversight.

Risk Management

Management is responsible for the day-to-day management of the risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Management regularly reports to our Board on operating and other risks.  Management has also established an enterprise risk management committee that reports on its activities to our Board at least annually.

While our Board is ultimately responsible for risk oversight at Tredegar, various Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk.  The Audit Committee assists the Board in discharging its oversight responsibilities relating to the accounting, reporting and financial practices of Tredegar and its subsidiaries, and also assists the Board in overseeing our internal auditing function.  The Audit Committee is responsible for discussing with management Tredegar’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including Tredegar’s risk assessment and risk management policies.  The Nominating and Governance Committee oversees risks associated with our Governance Guidelines, including compliance with listing standards for independent directors.  The Executive Compensation Committee oversees risks associated with our compensation programs.  During 2011, management prepared an analysis of Tredegar’s compensation policies and procedures for the Executive Compensation Committee to assist it in determining whether risks and rewards were properly balanced under Tredegar’s compensation programs.  See “Compensation Discussion and Analysis – Risk Analysis of Executive Compensation Program” on page 43 of this proxy statement.  The Investment Policy and Related Person Transactions Committee oversees risks associated with co-investments by any employee, officer, director or consultant of Tredegar or any of our subsidiaries in investment opportunities in non-marketable securities under consideration by Tredegar, and related person transactions.

Code of Conduct

Our Code of Conduct applies to our officers, employees and directors, including our Chief Executive Officer, our Chief Financial Officer and our Principal Accounting Officer and Controller.  We have always conducted our business in accordance with the highest standards of conduct.  Full compliance with the letter and spirit of the laws applicable to our businesses is fundamental to us.  Equally important are honesty, integrity and fairness in our business operations and in our dealings with others.  Diligently applying these standards makes good business sense and allows us to earn the trust and respect of our shareholders, employees, customers, suppliers, regulators and the communities in which we operate.  We have provided employees, customers and suppliers with a number of avenues for the reporting of ethics violations or similar concerns, including an anonymous telephone hotline provided by a third-party vendor.  Our Code of Conduct reflects the foregoing principles.  Our Code of Conduct is available on our website.  See “Voting Information — Where can I find Tredegar’s corporate governance materials?” on page 6 of this proxy statement.

Governance Guidelines

Our Board has also adopted a set of Governance Guidelines that reflect our governance principles and our long-standing commitment to maintaining high corporate governance standards.  Our Governance Guidelines are available on our website.  See “Voting Information — Where can I find Tredegar’s corporate governance materials?” on page 6 of this proxy statement.

Our Nominating and Governance Committee is responsible for periodically reviewing the Governance Guidelines and the Code of Conduct, and for considering and, as necessary, making recommendations on governance issues that should be addressed by our Board.

Director Attendance at Annual Meeting of Shareholders

Our policy is that directors attend the annual meeting of shareholders.  All of our directors attended the 2011 annual meeting.

Director Continuing Education

We support the attendance of our directors at director education programs sponsored by third parties.  Typically, director education programs focus on issues and current trends affecting directors of publicly-held companies.  We reimburse our directors for tuition and expenses associated with attending these programs.  In addition, we sponsor internal educational programs for our Board on topics developed in consultation with our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Messrs. John D. Gottwald, a director, and William M. Gottwald, a director and the Vice Chairman of the Board, are brothers.  In addition, Mr. Thomas G. Slater, Jr., is married to Mr. John D. Gottwald’s sister-in-law and is a partner of the law firm of Hunton & Williams LLP, which provides legal services to us on a variety of matters.  Messrs. John D. Gottwald and William M. Gottwald, together with members of their immediate families (or the Gottwalds), may be deemed to be a “group” for purposes of Section 13(d)(3) of the Exchange Act, although there is no agreement between them with respect to the acquisition, retention, disposition or voting of Tredegar common stock.  In addition, because members of the Gottwalds are directors and among our largest shareholders, they may be considered to be “control persons” of Tredegar and have the ability to control the recommendations of our Board.

Our Audit Committee is primarily responsible for reviewing and approving, if appropriate, related person transactions.  Our Audit Committee operates under a written charter, the relevant provisions of which require it, to the extent not otherwise delegated to another committee comprised solely of independent directors, to review related person transactions for potential conflicts of interest situations.  Effective as of March 2, 2010, the Audit Committee delegated to the Investment Policy and Related Person Transactions Committee, which is comprised solely of independent directors, the responsibility to review and approve, if appropriate, all related person transactions.  The Investment Policy and Related Person Transactions Committee reviews each related person transaction on a case-by-case basis and approves only those related person transactions that it determines in good faith to be in the best interests of Tredegar.

For purposes of this policy:

•	“Related person” means any:

•	director or executive officer of Tredegar;

•	employee of Tredegar or any of our subsidiaries;

•	nominee for director;

•	immediate family member(s) of directors, executive officers, employees or nominees for director; or

•	beneficial owner of more than 5% of Tredegar’s voting securities.

•
“Related person transaction” means a transaction in which Tredegar or any of our subsidiaries is, or is proposed to be, a participant and the amount involved exceeds $120,000, and in which a related person has, had or may have a direct or indirect interest.

•
“Immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, employee or beneficial owner of more than 5% of Tredegar’s voting securities.

•	“Transaction” means any financial contract, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar contracts, arrangements or relationships.

In addition, pursuant to our Investment Conflict of Interest Policy, our Investment Policy and Related Person Transactions Committee is responsible for approving any transactions by our employees, officers or directors involving investments in non-marketable securities in which we are also invested.

STOCK OWNERSHIP

Below is information on the beneficial ownership of Tredegar common stock as of February 1, 2012 by each director, each person nominated for election to the Board, and each executive officer named in the Summary Compensation Table beginning on page 45 of this proxy statement.  The table also shows the beneficial ownership of all directors, nominees and executive officers of Tredegar as a group as of February 1, 2012.

Security Ownership of Management

	Number of Shares with Sole Voting and Investment Power		Number of Shares with Shared Voting and Investment Power	Total Number of Shares		Percent of Class(a)
	Outstanding	Options
Directors, Nominees and Certain Executive Officers (b)
Austin Brockenbrough, III	46,239	-	6,180	52,419	(c)
Donald T. Cowles	8,739	-	3,000	11,739
Duncan A. Crowdis	37,700	72,500	-	110,200
George C. Freeman, III	1,148	-	-	1,148
John D. Gottwald	1,696,037	200,000	1,128,984	3,025,021	(d)	9.36%
William M. Gottwald	442,916	-	909,851	1,352,767	(e)	4.21%
A. Brent King	17,695	40,000	-	57,695
Monica Moretti	13,568	38,300	-	51,868
Richard L. Morrill	12,439	-	-	12,439
George A. Newbill	5,024	-	-	5,024
Kevin A. O’Leary	11,491	33,000	-	44,491
Thomas G. Slater, Jr.	8,950	-	3,200	12,150	(f)
Nancy M. Taylor	114,666	190,000	30	304,696
R. Gregory Williams	12,039	-	2,000	14,039	(g)
All directors, nominees and executive officers as a group (16)(h)(i)	2,465,451	618,100	2,053,245	5,136,796		15.65%
______________

(a)           Unless a specific percentage is noted in this column, each person owns less than 1% of the outstanding shares of Tredegar common stock.

(b)           Some of the shares may be considered to be beneficially owned by more than one person or group listed and are included in the table for each.

(c)           Austin Brockenbrough, III, disclaims beneficial ownership of 6,180 shares of Tredegar common stock.

(d)           John D. Gottwald disclaims beneficial ownership of 295,620 shares of Tredegar common stock.  See also Notes (a) and (b) to the “Security Ownership of Certain Beneficial Owners” table that follows.

(e)           William M. Gottwald disclaims beneficial ownership of 479,434 shares of Tredegar common stock.  See also Notes (a) and (b) to the “Security Ownership of Certain Beneficial Owners” table that follows.

(f)           Thomas G. Slater, Jr., disclaims beneficial ownership of 3,200 shares of Tredegar common stock.

(g)           R. Gregory Williams disclaims beneficial ownership of 2,000 shares of Tredegar common stock.

(h)           The directors and executive officers have sole voting and investment power over their shares, except for those listed under the heading “Number of Shares with Shared Voting and Investment Power,” which are held by or jointly with spouses, by children or in partnerships or trusts.  Any shares of Tredegar common stock held under our benefit plans for any director or executive officer are included in the number of shares over which that person has sole voting or investment power.  Shares held by the trustees of those plans for other employees are not included.

(i)           Two directors, Messrs. John D. Gottwald and William M. Gottwald, share voting and investment power for 13,506 shares of Tredegar common stock.  This overlap in beneficial ownership has been eliminated in calculating the total number of shares and the percentage of class owned by directors, nominees and management as a group.

The table below lists any person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known to us who beneficially owned more than 5% of the shares of Tredegar common stock as of February 1, 2012.

Security Ownership of Certain Beneficial Owners

Names and Addresses of Beneficial Owners	Number of Shares of Common Stock	Percent of Class
John D. Gottwald and William M. Gottwald(a) 9030 Stony Point Parkway Richmond, VA 23235	5,209,819 (b)	16.12%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	3,534,799 (c)	11.01%
The London Company 1801 Bayberry Court, Suite 301 Richmond, VA 23226	3,377,284 (d)	10.52%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,787,419 (e)	8.68%
Floyd D. Gottwald, Jr. c/o Albemarle Corporation 330 South Fourth Street Richmond, VA 23219	2,621,651	8.16%
JPMorgan Chase Bank, N.A., as Trustee for the Tredegar Corporation Retirement Savings Plan 9300 Ward Parkway Kansas City, MO 64114	1,777,008	5.53%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,754,501 (f)	5.46%

______________

(a)           Messrs. John D. Gottwald and William M. Gottwald, together with members of their immediate families, may be deemed to be a “group” for purposes of Section 13(d)(3) of the Exchange Act, although there is no agreement between them with respect to the acquisition, retention, disposition or voting of Tredegar common stock.

(b)           Messrs. John D. Gottwald and William M. Gottwald, individually or together, have sole voting and investment power over all of the shares of Tredegar common stock disclosed except for 3,298,161 shares held by their respective wives and children, and in trusts, some of which might be deemed to be beneficially owned by the Gottwalds under the rules and regulations of the SEC.

(c)           Based solely on the information contained in Amendment No. 6 to the Schedule 13D filed with the SEC on November 17, 2011.

(d)           Based solely on the information contained in Amendment No. 3 to the Schedule 13G filed with the SEC on March 7, 2012.

(e)           Based solely on the information contained in Amendment No. 7 to the Schedule 13G filed with the SEC on February 14, 2012.

(f)           Based solely on the information contained in Amendment No. 2 to the Schedule 13G filed with the SEC on February 8, 2012.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2011 Business Results

Tredegar achieved mixed financial results in 2011, and our financial results were reflected in our executive compensation program.  Our 2011 business results include:

•
The Film Products Division (excluding the results of Terphane Holdings LLC (Terphane)) produced lower financial results in 2011 compared to 2010, with earnings before interest and taxes (EBIT) decreasing 15% to $60.4 million resulting in a decrease to economic profit added (EPA) of $5.7 million due to lower volumes in personal care and surface protection materials partially offset by positive resin lag and currency impacts (see page 36 and 37 for explanation of EBIT and EPA amounts).

•
The Aluminum Extrusions Division performed well during 2011 with EBIT increasing to $3.5 million (versus a loss of $4.2 million in 2010) through higher volumes and lower costs despite the continued difficult business environment in commercial and residential construction, the Aluminum Extrusions Division’s key markets.  The Aluminum Extrusions Division improved its 2011 EPA by $4.7 million over 2010 results.

•
We acquired the equity of Terphane on October 24, 2011.  Because the acquisition did not occur until the fourth quarter of 2011, the financial results of Terphane were not considered in the 2011 executive compensation program.

Consistent with our pay for performance philosophy, our financial results impacted the executive pay for 2011 as discussed below.

2011 Executive Compensation Highlights

Highlights of our 2011 executive compensation program include:

•
Base Salaries:  The Executive Compensation Committee (or the Committee for purposes of this discussion) reviewed base salaries and approved 2.5% merit-based increases for each of our executive officers, other than Ms. Taylor, our Chief Executive Officer.  Ms. Taylor’s base salary was not adjusted because she received a significant salary increase in 2010 when she was appointed Chief Executive Officer.

•	Short-Term Incentive Plan:

•
No short-term incentives were earned by or paid to our Film Products Division named executive officer or Corporate named executive officers because the Film Products Division and Corporate did not meet their financial goals at either the threshold, target or maximum levels.

•
Consistent with the Aluminum Extrusions Division achieving financial results that exceeded the business plan goals established for 2011, we paid a short-term cash bonus to our Aluminum Extrusions Division named executive officer.

•
Long-Term Incentive Plan:  In 2010, the Committee awarded performance stock units (Performance Units) to our named executive officers, subject to vesting criteria tied to 2011 consolidated EPA from manufacturing goals.  As the performance criteria for the Performance Units contingent on 2011 EPA performance were not met, these Performance Units were not earned by the named executive officers.

•
Special Discretionary Bonuses:  The Committee awarded a discretionary bonus in the amount of $20,000 to each of three named executive officers to acknowledge their significant contributions, efforts and leadership in the successful completion of our acquisition of Terphane.

Compensation Philosophy and Objectives

Tredegar has two primary operating businesses — our Film Products Division and our Aluminum Extrusions Division.  Both businesses operate in highly competitive industries that require outstanding customer service and manufacturing efficiency.  To lead and manage these businesses, we require high-caliber executive talent with strong vision and operational skills.

The objectives of our executive compensation programs are to attract, motivate and retain highly qualified executive officers.  To accomplish these objectives, we rely on a pay strategy that emphasizes performance-based compensation through annual and long-term incentives.  We believe that this pay strategy aligns with our business strategy of generating strong operating results and shareholder value creation while controlling fixed costs.  In this manner, we believe that our executive compensation program supports and reinforces our business objectives and creates a strong link between pay and performance.

Tredegar’s executive compensation philosophy and strategy aims to provide targeted compensation opportunities for base salaries, annual cash incentives and long-term equity incentives near the market 50th percentile in order to attract and retain talent while using a balance of fixed and variable pay programs to align actual compensation earned with company performance.  Allocations between short-term and long-term compensation opportunities and between cash and equity awards take into account market data, but may vary over time and among executives.  This variance is desirable to maintain alignment between executive rewards and business priorities and is necessary to reflect both company-specific and individual factors relevant to pay decisions.  Greater detail regarding these company-specific and individual factors is included in this discussion.

Process and Procedure for Determining Compensation of Executive Officers

The primary role of the Committee is to develop and oversee the implementation of our philosophy with respect to the compensation of our executive officers, including the named executive officers.  The Committee has the overall responsibility to evaluate the performance of and determine the compensation of our Chief Executive Officer and approve the compensation structure for our other executive officers.  Our Chief Executive Officer makes specific recommendations to the Committee regarding the compensation of the other executive officers based on the compensation structure approved by the Committee.  After review and discussion, the Committee gives its final approval.  The Committee reports regularly to our Board on matters relating to the Committee’s actions.

Under its charter, the Committee has the authority to engage compensation consultants to assist the Committee in fulfilling its responsibilities.  In 2011, the Committee engaged Pearl Meyer & Partners (or Pearl Meyer) as its outside advisor for executive compensation.  Pearl Meyer reports directly to the Committee, and the scope of its work is directed by the Committee.  In 2009, upon the Committee’s request, Pearl Meyer updated a competitive market study of executive compensation levels for our named executive officers, which was previously conducted by Pearl Meyer in 2008.  The study included the following:

•	the development of a peer group for compensation comparisons;
•	the identification of relevant published compensation survey data;
•	the collection and analysis of compensation levels for similar positions in similar companies;
•	a comparison of Tredegar’s pay levels and pay mix relative to market practices; and
•	a comparison of Tredegar’s performance relative to peer company performance.

The competitive market study updated by Pearl Meyer in 2009 was based on the pay data and executive compensation practices at the 13 companies identified in the table below, which were chosen because they operate in industries similar to those in which Tredegar operates, and, at the time they were selected, had similar annual revenues, market capitalization and profitability (collectively referred to as the peer group).  The same peer group was used for pay and performance comparisons.  Published compensation survey data was used in addition to peer group data to arrive at a “market consensus” pay level for each executive officer.  The peer group and published compensation survey data (collectively referred to as market data or levels) were weighted equally in calculating the market consensus pay level for each executive officer.  In 2010, in support of the Committee, our human resources department reviewed the external market pay data for 2010 using the same peer group and processes described above and confirmed that the market pay data in the 2009 Pearl Meyer market study had not changed materially.  The Committee relied on this information in making its 2011 executive compensation decisions.

Company Name	2009 Revenues ($ in millions)	2009 Market Cap ($ in millions)	2009 EBIT Margin(1)
Silgan Holdings Inc	$3,067	$2,213	9.8%
AptarGroup Inc	$1,842	$2,415	11.2%
Mueller Industries	$1,547	$ 935	4.0%
Griffon Corp	$1,294	$ 752	2.8%
Spartech Corp	$1,023	$ 261	1.7%
Century Aluminum Co	$ 899	$1,498	-12.6%
Polymer Group Inc	$ 883	$ 279	7.8%
AEP Industries Inc	$ 801	$ 153	1.9%
Buckeye Technologies Inc	$ 757	$ 390	9.5%
Myers Industries Inc	$ 702	$ 321	6.0%
Constar International Inc	$ 638	(2)	1.5%
Neenah Paper Inc	$ 574	$ 205	5.7%
Rogers Corp	$ 292	$ 477	-0.9%
Median Statistics	$ 883	$ 434	4.0%
Tredegar Corp (at 12/31/09)	$ 657	$ 536	6.7%

Data from S&P’s Research Insight
______________

(1)	EBIT Margin is defined as earnings before interest and taxes divided by revenue.

(2)	Constar International Inc. was not publicly traded as of December 31, 2009; consequently, no market capitalization data was available.

In 2011, the Committee requested Pearl Meyer to perform a new competitive market study.  Pearl Meyer presented its findings to the Committee in August 2011.  Pearl Meyer’s 2011 competitive market study was not considered by the Committee in determining compensation for 2011.  The Committee is considering the results of the 2011 study in making 2012 compensation decisions.

In determining the compensation of our Chief Executive Officer and approving the compensation structure for our other executive officers, the Committee considers our performance, individual executive performance, recommendations from the Chief Executive Officer (for all positions other than the Chief Executive Officer position), peer group and published compensation survey data and results of the non-binding advisory votes by shareholders, as discussed below.  The Committee also reviews tally sheets prepared by management showing all elements of compensation and total compensation payable to each named executive officer.  This ensures that the Committee has a total compensation perspective when making decisions regarding specific elements of the compensation program and allows for internal equity comparisons among the named executive officers.  Both the external market pay data and the internal pay history help guide the Committee’s decision-making, but no precise formulas or percentiles are applied to all of the named executive officers in all situations.

The Role of Shareholder Say-on-Pay Votes

In 2011, we provided our shareholders with the opportunity to cast an advisory vote on the executive compensation paid to our named executive officers.  Although the advisory shareholder vote on executive compensation is non-binding, the Committee has considered, and will continue to consider, the outcome of the vote when making future compensation decisions for named executive officers.  At our annual meeting of shareholders held on May 24, 2011, approximately 81% of the votes cast, which, under Virginia law, excludes abstentions and broker non-votes, on the “say-on-pay” proposal approved the compensation of our named executive officers while only approximately 19% of the votes were cast against the proposal.  The Committee believes that the shareholder vote endorses the compensation philosophy of the Committee.  Based on the positive “say-on-pay” vote, the Committee did not make any material adjustments to the 2011 executive compensation program and anticipates keeping in place for 2012 many of the same executive compensation program components that are disclosed in the Compensation Discussion and Analysis.  The Committee will consider future “say-on-pay” votes by our shareholders in making adjustments to or developing executive compensation programs in the future.

Executive Officer Compensation Program

The Committee believes that the various elements of our compensation program effectively achieve the objective of aligning compensation with performance measures that are directly related to the Company’s financial goals and creation of shareholder value, without encouraging executives to take unnecessary and excessive risks.  The core elements of the compensation program for our executive officers are described below:

Element	Description	Objective
Base salary	Fixed cash compensation	Reflects competitive market compensation, individual performance, experience and level of responsibility
Bonus	Special discretionary cash bonus	In unusual operating and/or market conditions or circumstances, rewards individual performance that is beyond annual objectives
Annual incentives	Short-term variable compensation via an annual cash incentive plan (for 2011, the 2011 Cash Incentive Plan)	Rewards achievement of financial performance goals and individual performance objectives
Long-term incentives	Long-term variable compensation via the Amended and Restated 2004 Equity Incentive Plan (the 2004 Plan), in the form of:
	● Performance Units	Rewards achievement of long-term performance goals and shareholder value creation
	● Restricted Stock	Rewards achievement of long-term performance goals and shareholder value creation; promotes retention of executive officers
	● Stock Options	Rewards achievement of long-term performance goals and shareholder value creation
Defined Contribution Plans	401(k) Plan, Insurance and Savings Plan Benefit Restoration Plan	Provides competitive benefits and savings opportunities for retirement
Defined Benefit Plans(1)	Retirement Income Plan (the Pension Plan)	Provides retirement security

(1)
Effective January 1, 2007, we closed the Pension Plan to new employees and froze the pay for active employees used to compute benefits as of December 31, 2007.  Subject to the terms of the Pension Plan, participants will, however, continue to earn benefit credit for each year of service after 2007.  Ms. Taylor and Mr. Crowdis are the only named executive officers who participate in the Pension Plan as active employees.

Elements of 2011 Compensation

Base Salaries

General.  We seek to provide our executive officers with base salaries that are targeted within competitive market levels and that reflect the executive’s skills and abilities, experience, responsibility, internal equity, performance and potential.  The Committee believes setting base salaries at this level allows us to attract, motivate and retain highly qualified executive officers while maintaining an appropriate cost structure.

2011 Base Salary Determinations.  For 2011, the base salary and related adjustments for each named executive officer were as follows:

Named Executive Officer	Base Salary at January 1, 2011	Base Salary at December 31, 2011
Nancy M. Taylor	$700,000	$700,000
Kevin A. O’Leary	$310,000	$317,750
Duncan A. Crowdis	$287,021	$294,197
Monica Moretti	$340,000	$348,500
A. Brent King	$296,640	$304,056

Ms. Moretti and Messrs. O’Leary, Crowdis and King each received 2.5% merit-based adjustments to base salary in 2011.  In these cases, the amount of the base salary increase was recommended by the Chief Executive Officer and approved by the Committee after considering all relevant factors, including individual performance and contribution to Tredegar, our financial condition, internal equity and the market median base salary for comparable positions at companies in the peer group.  Ms. Taylor’s base salary was not increased because Ms. Taylor received a significant salary increase in 2010 when she was appointed Chief Executive Officer.  The Committee also noted that Ms. Taylor’s 2011 base salary was at 97% of the market median.

The study that Pearl Meyer updated in 2009 provided the following comparison of base salary relative to market data for each named executive officer identified below:

Named Executive Officer	2011 Tredegar Base Salary at December 31, 2011	2009 Market Base Salary (@ 50th Percentile)	Tredegar Base Salary v. Market(1)
Nancy M. Taylor	$700,000	$725,000	97%
Kevin A. O’Leary	$317,750	$337,000	94%
Duncan A. Crowdis	$294,197	$270,000	109%
Monica Moretti	$348,500	$356,000	98%
A. Brent King	$304,056	$306,000	99%

(1)
Calculated by dividing 2011 Tredegar Base Salary by 2009 Market Base Salary.  Based on advice from Pearl Meyer, we consider salaries to be aligned with our targeted market position as long as actual salaries are within plus or minus 10% of the specified market level (i.e., between 90% and 110% of the 50th percentile).

Bonuses

From time to time, we provide our executive officers with special discretionary cash bonuses, which are intended to reward executives’ exemplary individual performance that is beyond annual objectives.  For 2011, the Chief Executive Officer recommended and the Committee approved the following discretionary cash bonuses to the named executive officers listed below to acknowledge their significant contributions, efforts and leadership in the successful completion of our acquisition of Terphane:

Named Executive Officer	Discretionary Bonus Amount
Kevin A. O’Leary	$20,000
Monica Moretti	$20,000
A. Brent King	$20,000

Annual Incentives

General.  Annual cash incentive opportunities serve to link executive rewards to our financial performance and the achievement of individual objectives.  Each year, we establish business plans for the forthcoming year that include financial, strategic and other goals for each of our operating businesses, including the Film Products Division, the Aluminum Extrusions Division and Tredegar in general.  These business plans are reviewed by the Board.  Annual incentive goals for the executive officers are set based on the approved business plans.

2011 Cash Incentive Plan.  For 2011, each named executive officer had the following award opportunities as a percentage of base salary under the 2011 Cash Incentive Plan:

Named Executive Officer	Threshold Bonus %	Target Bonus %	Maximum Bonus %
Nancy M. Taylor	37.5%	75%	150%
Kevin A. O’Leary	25%	50%	100%
Duncan A. Crowdis	22.5%	45%	90%
Monica Moretti	27.5%	55%	110%
A. Brent King	25%	50%	100%

The study that Pearl Meyer updated in 2009, which our human resources department confirmed did not change materially in 2010, provided the following comparison of Tredegar’s annual incentive target opportunities (as a percentage of base salary) relative to market data for each named executive officer identified below:

Named Executive Officer	Tredegar Target	Market Target
Nancy M. Taylor	75%	87%
Kevin A. O’Leary	50%	55%
Duncan A. Crowdis	45%	50%
Monica Moretti	55%	57%
A. Brent King	50%	54%

The 2011 Cash Incentive Plan measured performance using a combination of financial performance and, for certain named executives, team goals and objectives.  However, consistent with our executive compensation philosophy that compensation be tied to our performance, the financial performance threshold must be achieved before any incentives can be earned.  The following table sets forth the weightings applied to these categories in 2011 for each named executive officer identified below:

	2011 Cash Incentive Plan Weightings
Named Executive Officer	Corporate EPA	Corporate EBIT	Division EPA	Division EBIT	Team
Nancy M. Taylor	50%	50%	0%	0%	0%
Kevin A. O’Leary	25%	25%	0%	0%	50%
Duncan A. Crowdis	0%	0%	50%	50%	0%
Monica Moretti	0%	0%	50%	50%	0%
A. Brent King	25%	25%	0%	0%	50%

For 2011, the Committee approved the use of EBIT and EPA to measure the financial performance of our ongoing operations.  The Committee believes that these financial performance measures are effective and appropriate at Tredegar because they reflect both income statement performance and capital discipline.

For each of the named executive officers, other than Ms. Moretti and Mr. Crowdis, EPA and EBIT from ongoing operations were measured based on our consolidated results; for Ms. Moretti, EPA and EBIT were measured based on the performance of the Film Products Division, which Ms. Moretti leads; for Mr. Crowdis, EPA and EBIT were measured based on the performance of the Aluminum Extrusions Division, which Mr. Crowdis leads.  The Committee believes that measuring EPA and EBIT on a Division basis for Ms. Moretti and Mr. Crowdis and on a consolidated basis for the other named executive officers appropriately aligns incentive opportunities with each named executive officer’s scope of responsibility and accountability.

When setting the financial performance goals for the 2011 Cash Incentive Plan, the Committee reviewed and approved the following performance targets for the 2011 Cash Incentive Plan:

	2011 Targets ($ in Thousands)
	Threshold	Target	Maximum
Film Products Division
EPA	$15,200	$18,700	$24,800
EBIT	$74,000	$79,000	$88,000
Aluminum Extrusions Division
EPA	$(7,000)	$(5,500)	$(3,500)
EBIT	$(3,000)	$(1,000)	$3,500
Consolidated Corporate
EPA	$(7,450)	$(1,825)	$7,450
EBIT	$52,150	$60,000	$75,150

For purposes of the 2011 Cash Incentive Plan, the following definitions applied to the financial performance measures:

•
EPA excludes from earnings unusual items and losses associated with plant shutdowns, asset impairments and restructurings, gains or losses from the sale of assets, investment write-downs and write-ups, gains and losses from non-manufacturing operations, stock option charges under ASC Topic 718, pension income or expense for the Pension Plan and other special items that may be recognized or accrued under U.S. generally accepted accounting principles (or GAAP).  The accounting principles used in determining EPA are applied on a consistent basis with the immediate prior year, with exceptions approved by our Chief Executive Officer and Chief Financial Officer.  For the purpose of calculating EPA for 2011, EPA excluded the following items:

•	discretionary bonuses since amounts are unpredictable, uncontrollable at the management level and possibly significant; and

•
income or expense relating to restricted stock, performance-based stock or stock unit awards since amounts are dependent on forecasts of future profits and, therefore, subject to significant volatility, which is further exacerbated by related complex accounting standards.

We also use this definition of EPA for the purpose of determining performance unit awards, which are discussed below under “Long-Term Incentives.”

•
EBIT excludes unusual items associated with plant shutdowns, asset impairments, restructurings, gains and losses from the sale of assets, investment write-downs and write-ups, gains and losses from non-manufacturing operations and other special items that may be recognized or accrued under GAAP.  Adjustment for the purposes of EBIT-based incentive award computations include EPA-based adjustments as well as stock option charges under ASC Topic 718, and pension income or expense for the Pension Plan.  The accounting principles used to determine EBIT are applied on a consistent basis with the immediate prior year with exceptions approved by our Chief Executive Officer and Chief Financial Officer.  For the purposes of EBIT-based incentive award computations for 2011, EBIT excluded the following items:

•	discretionary bonuses, since amounts are unpredictable, uncontrollable at a management level, and possibly significant; and

•
income or expense relating to restricted stock, performance-based stock or stock unit awards since amounts are dependent on forecasts or future profits and therefore subject to significant volatility, which is further exacerbated by related complex accounting standards.

Because we did not acquire Terphane until the fourth quarter of 2011, Terphane’s 2011 full-year results were not included in the determination of EBIT or EPA for 2011.

In addition to these financial performance goals, the Committee included individual performance goals in determining an executive officer’s incentive payments under the 2011 Cash Incentive Plan.  Individual performance categories for our Chief Executive Officer included:  (1) company financial and operational results, including EPA and EBIT, working capital, cash flow and business development metrics, (2) the development, implementation and execution of strategies at both corporate and operating company levels, (3) improving safety and quality metrics and implementing certain cost reductions, (4) succession planning and management development, and (5) monitoring the external business environment.  With respect to the other executive officers, individual performance metrics were drawn from the following categories:  budgets, compliance objectives, successor development objectives, risk management objectives, strategic investment objectives, operating profit, cost reductions, development of strategic plans, process improvement, and organizational effectiveness.  Specific measurements are assigned to each individual performance objective early in the year for which the performance will be measured and results are determined based on the assessment of the degree of accomplishment of each objective.  The Committee does not apply a precise formula in linking individual results to incentive payment amounts, but rather uses these accomplishments, or lack of accomplishments, to determine the incentive amount applicable to the individual component of the formula, up to 100% of the weighting for the individual component.

For 2011, actual financial results were as follows:

	2011 Actual Results ($ in Thousands)
	EPA	EBIT
Film Products Division	$6,070	$60,448
Aluminum Extrusions Division	$(2,839)	$3,457
Consolidated Corporate	$(10,309)	$48,145

As the results for the Film Products Division and Corporate were below their threshold goals, no payouts were earned by or made to Ms. Moretti (our Film Products Division named executive officer) or Ms. Taylor or Messrs. O’Leary or King (our Corporate named executive officers).  The financial results of the Aluminum Extrusions Division, which exceeded the Division’s business plan goals established for 2011, resulted in a payout to Mr. Crowdis (our Aluminum Extrusions Division named executive officer) of $256,192 (or 87% of his 2011 base salary), which was between target and maximum levels.  The payment in excess of the target level was determined based on a straight line interpolation between the target and maximum levels.  The amount paid to Mr. Crowdis was determined based on the incentive formula for financial performance and the Chief Executive Officer’s assessment of Mr. Crowdis’ performance relative to his individual goals and objectives.  The Committee reviewed and confirmed Tredegar’s performance results before approving the payout under the 2011 Cash Incentive Plan.

Long-Term Incentives

Long-term incentives, primarily equity-based awards, are an important element of our compensation program.  The 2004 Plan allows for the granting of stock options, restricted stock, stock appreciation rights and other equity awards based on Tredegar common stock, as well as performance-based long-term incentive cash awards.  We believe long-term incentives, such as those permitted by the 2004 Plan, promote our success by focusing employee efforts on achieving those performance goals that lead to long-term growth of shareholder value.

The 2004 Plan reserves shares for use by the Committee in providing equity-based long-term incentive awards to executive officers, employees and other individuals providing services to Tredegar or our subsidiaries.  The 2004 Plan reserves 2,000,000 shares of Tredegar common stock for awards granted on and after March 27, 2009, of which up to 1,000,000 shares may be granted as stock awards or in settlement of stock units.  The number of shares authorized for issuance under the 2004 Plan is also increased by the number of shares covered by an award (granted under the 2004 Plan or an equity plan previously maintained by Tredegar) that expires, lapses or is terminated or is settled for cash.  The number of shares authorized for issuance under the 2004 Plan is also increased by the number of shares of Tredegar common stock used to satisfy the exercise price or tax withholding obligation of an award granted under the 2004 Plan or a prior plan.

In consultation with Pearl Meyer, the Committee reviewed and considered various forms and methods of providing long-term incentive compensation opportunities to the named executive officers.  After considering factors such as pay and performance alignment, shareholder alignment, retention goals, accounting cost, share usage, shareholder dilution, the ratio of short-term and long-term compensation, tax implications, peer group practices, and market trends, the Committee approved for 2011 the use of (1) Performance Units, which are an unfunded promise to deliver shares of common stock in the future upon achievement of both performance and service conditions, (2) service-based restricted stock and (3) stock options under our 2004 Plan.  Service-based restricted stock is intended to further balance the performance and retention objectives of our long-term incentive program and to create additional stock ownership opportunities for executives to further align their interests with shareholders.

Consistent with the grant mix in 2010, the Committee determined that the annual equity grant mix for 2011 would be as follows:  25% of the annual equity grant value in the form of Performance Units, 25% of the annual equity grant value in the form of service-based restricted stock and 50% of the annual equity grant value in the form of stock options.  However, the Committee approved certain changes to the vesting criteria for the Performance Units granted in 2011.  In 2011, Performance Units moved from a one-year goal for EPA improvement to a two-year metric to better align with the intent of the long-term plan.  The Performance Units can be earned at either the threshold (50%) or target (100%) level, with no proration.  To account for the transition to the two-year goal measurement implementation, awards were made in 2011 at 150% of the annual value allocated to Performance Units for each named executive officer, other than Ms. Taylor, whose award was made in 2011 at 100% of the annual value allocated to Performance Units.

The specific number of Performance Units, restricted shares and stock options is generally based on converting a competitive annual equity grant value into an appropriate number of shares for each form of equity being awarded.  For conversion purposes, Performance Units are valued by applying a discount to the stock price at the time the conversion is performed to account for the additional risk inherent to the performance-based vesting structure, restricted stock is valued using the stock price at the time the conversion is performed, and stock options are valued using the Black-Scholes Option Pricing Model.  For 2011, the Performance Units were valued at 80% of the stock price (a discount of 20%).  However, grant levels are then adjusted up or down based on a variety of factors including but not limited to our performance, the executive’s performance, internal equity, the resulting annual grant rate and share availability under the 2004 Plan.

The Committee administers the 2004 Plan.  Our practice is to grant annual equity-based awards at the Committee’s February meeting.  Awards granted at the February meeting generally become effective on the third business day following the release of our fourth quarter earnings for the preceding fiscal year.

2011 Performance Units.  Based upon the considerations described above, in 2011 the Committee approved the following Performance Unit grants to each named executive officer identified below:

Named Executive Officer	Performance Measure	Grant Date	Award	Maximum Fair Value as of Grant Date(1)
Nancy M. Taylor	Improvement in 2012 Consolidated EPA from Operations	2/15/11	9,850	$191,878
	Improvement in 2013 Consolidated EPA from Operations	2/15/11	9,850	190,105
Kevin A. O’Leary	Improvement in 2012 Consolidated EPA from Operations	2/15/11	2,800	54,544
	Improvement in 2013 Consolidated EPA from Operations	2/15/11	2,800	54,040
Duncan A. Crowdis	Improvement in 2012 Consolidated EPA from Operations	2/15/11	2,800	54,544
	Improvement in 2013 Consolidated EPA from Operations	2/15/11	2,800	54,040
Monica Moretti	Improvement in 2012 Consolidated EPA from Operations	2/15/11	2,800	54,544
	Improvement in 2013 Consolidated EPA from Operations	2/15/11	2,800	54,040
A. Brent King	Improvement in 2012 Consolidated EPA from Operations	2/15/11	2,800	54,544
	Improvement in 2013 Consolidated EPA from Operations	2/15/11	2,800	54,040

(1)
Under ASC Topic 718, it was assumed that, based upon the information available as of the date of grant, the Performance Units will not vest at any payout level.  The maximum grant date fair values included in the table above represent the values of the Performance Units if the Performance Units were to vest under the maximum performance thresholds.

Each of the named executive officers identified above received a grant of Performance Units tied to 2012 and 2013 consolidated EPA from ongoing operations goals.  If the performance criteria for the 2012 consolidated EPA from ongoing operations goals are satisfied, which would require a minimum amount of improvement in 2012 consolidated EPA from ongoing operations over 2011 consolidated EPA from ongoing operations, the Performance Units earned will vest and be settled in shares of Tredegar common stock on March 15, 2013.  If the performance criteria for the 2013 consolidated EPA from ongoing operations goals are satisfied, which would require a minimum amount of improvement in 2013 consolidated EPA from ongoing operations over 2011 consolidated EPA from ongoing operations, the Performance Units earned will vest and be settled in shares of Tredegar common stock on March 15, 2014.  The Committee believes that this design effectively balances the performance and retention objectives of the long-term incentive program.

At its meeting on December 14, 2011, the Committee amended the performance targets for the Performance Units relating to the improvement in 2013 consolidated EPA from ongoing operations so that the financial results of Terphane are included in the determination of 2013 EPA.  The Committee determined that it was appropriate to amend the 2013 tranche of the Performance Units in order to hold our management accountable for meeting expectations associated with the Terphane acquisition.  To earn the 2011 Performance Units at the threshold or target levels, consolidated EPA must be as follows:

Performance Criteria	Percentage Earned
2012 Threshold Improvement in EPA of at least $8 million but less than $12 million for calendar year 2012 over calendar year 2011 (EPA calculation for 2011 and 2012 will exclude the financial results of Terphane)	25%
2012 Target Improvement in EPA exceeds $12 million for calendar year 2012 over calendar year 2011 (EPA calculation for 2011 and 2012 will exclude the financial results of Terphane)	50%
2013 Threshold Improvement in EPA of at least $0 million (zero) but less than $9 million for calendar year 2013 over calendar year 2011 (EPA calculation for 2013 will include the financial results of Terphane; however, any impact from the difference in the calculation of Terphane’s estimated net assets acquired and the actual net assets acquired will not be included in the calculation of EPA for the periods being compared)	25%
2013 Target Improvement in EPA exceeds $9 million for calendar year 2013 over calendar year 2011 (EPA calculation for 2013 will include the financial results of Terphane; however, any impact from the difference in the calculation of Terphane’s estimated net assets acquired and the actual net assets acquired will not be included in the calculation of EPA for the periods being compared)	50%

2010 Performance Units.  In 2010, the Committee awarded Performance Units based on the achievement of the 2011 consolidated EPA from manufacturing operations targets.  For the 2010 Performance Units, the named executive officer could earn 50% of the Performance Units awarded if there was improvement of at least $2.5 million in 2011 in Tredegar’s consolidated EPA from manufacturing operations over actual 2010 EPA from manufacturing operations; the named executive officer could earn the second 50% of the Performance Units if there was improvement of at least $5 million in 2011 in Tredegar’s consolidated EPA from manufacturing operations over actual 2010 EPA from manufacturing operations.  As the EPA targets for the Performance Units were not met, no Performance Units based on 2011 consolidated EPA from manufacturing operations were earned.

Restricted Stock.  During 2011, the Committee also approved the following service-based restricted stock grants to each named executive officer identified below:

Named Executive Officer	Grant Date	Award	Grant Date Fair Value of Award
Nancy M. Taylor	2/15/11	15,800	$313,472
Kevin A. O’Leary	2/15/11	3,200	63,488
Duncan A. Crowdis	2/15/11	3,200	63,488
Monica Moretti	2/15/11	3,200	63,488
A. Brent King	2/15/11	3,200	63,488

The shares of restricted stock vest and become non-forfeitable three years from the date of grant. Upon the issuance of the shares on the date of grant, the named executive officer listed above will be entitled to vote the shares and will be entitled to receive, free of all restrictions, ordinary cash dividends.

Stock Options.  During 2011, the Committee also approved the following non-qualified stock option grants to each named executive officer identified below:

Named Executive Officer	Grant Date	Award	Grant Date Fair Value of Award
Nancy M. Taylor	2/15/11	73,900	$631,845
Kevin A. O’Leary	2/15/11	14,800	126,540
Duncan A. Crowdis	2/15/11	14,800	126,540
Monica Moretti	2/15/11	14,800	126,540
A. Brent King	2/15/11	14,800	126,540

These stock options vest two years from the date of grant, provided the named executive officer is employed by or provides services to Tredegar on the vesting date, and have a seven-year term.

Total Compensation

Based on the Pearl Meyer study that was updated in 2009, which our human resources department confirmed did not change materially in 2010, a comparison is provided below of Tredegar’s 2011 actual total compensation relative to market data (measured at the 50th percentile target opportunity for our peer group) for each named executive officer identified below.  For purposes of the following table, the named executive officers’ total compensation includes base salary as of December 31, 2011, any payouts under the 2011 Cash Incentive Plan, any discretionary bonuses and the grant date fair value of 2011 long-term incentives (including the maximum grant date fair value of Performance Units).

Named Executive Officer	2011 Tredegar Total Compensation	Market Total Compensation (@ 50th Percentile Target Opportunity)	Tredegar Total Compensation v. Market(1)
Nancy M. Taylor	$1,645,317	$2,341,000	70%
Kevin A. O’Leary	$525,841	$801,000	66%
Duncan A. Crowdis	$738,485	$540,000	138%
Monica Moretti	$556,403	$853,000	65%
A. Brent King	$512,230	$743,000	69%

(1)
Calculated by dividing 2011 Tredegar Total Compensation by Market Total Compensation.  Mr. Crowdis’ total 2011 compensation exceeds 110% of the 50th percentile market level as a result of the Aluminum Extrusions Division achieving near maximum EPA and EBIT goals, which resulted in Mr. Crowdis receiving a payout under the 2011 Cash Incentive Plan near the maximum level.

Other Benefits for Chief Executive Officer and Executive Officers

In addition to the cash and equity compensation discussed above, we provide our Chief Executive Officer and other named executives with the same benefits package available to all of our salaried employees.  When setting and determining annual compensation, the Committee reviews and considers all elements of compensation, including the benefits listed below:

•	health and dental insurance (portion of costs);

•	basic life insurance;

•	long-term disability insurance;

•	Savings Plan and Savings Plan Benefit Restoration Plan (401(k) plan); and

•	the Pension Plan.

We do not provide executives with additional benefits or perquisites, such as:

•	company cars or vehicle allowances;

•	personal use of corporate assets; and

•	company-funded deferred compensation programs.

We do not believe that these types of benefits are currently needed to attract, motivate and retain highly qualified executive officers.

Agreements with Executive Officers

As has been our practice, we do not currently have employment agreements with any of our executive officers.  Effective January 31, 2010, we entered into a severance agreement with Ms. Taylor in connection with her promotion to serve as Tredegar’s President and Chief Executive Officer.  We believed that it was appropriate to provide reasonable employment protection to Ms. Taylor during her transition to her new position at Tredegar given the difficulty of attracting and retaining high quality leaders and the significant contributions she had made and was expected to continue to make to Tredegar as well as her long tenure with Tredegar, which gives her a unique company perspective.  Ms. Taylor’s severance agreement:

•	has a five-year term that does not automatically renew;

•
generally limits the payment to Ms. Taylor upon her resignation with good reason or termination without cause to two times the sum of her base salary and target bonus under the annual cash incentive plan (prorated in the event of her resignation not involving a change in control of Tredegar);

•	includes a “double trigger” in the event of a change in control of Tredegar; and

•	does not provide for tax gross-ups.

The Committee believes that the terms of the severance agreement with Ms. Taylor are reasonable and are consistent with evolving market norms for such agreements.

Corporate Tax and Accounting Considerations

The Internal Revenue Code disallows corporate tax deductions for executive compensation in excess of $1 million for our Chief Executive Officer or our next four most highly-compensated officers.  Internal Revenue Code Section 162(m) allows certain exemptions to the deduction cap, including pay programs that depend on formulas and, therefore, are “performance-based.”

The Committee considers the deductibility of compensation when reviewing and approving pay levels and pay programs, but reserves the right to award compensation that is not deductible under Section 162(m) if it is determined to be in the best interests of Tredegar and our shareholders.  In 2011, Ms. Taylor’s compensation exceeded the maximum deductible compensation under Section 162(m).  No other named executive officer received compensation in excess of $1 million.

As noted above, we attempt to operate in a manner that maintains an appropriate cost structure.  As part of our efforts, we regularly review the accounting treatment of different forms of compensation, including the forms of awards available under the 2004 Plan, to determine which forms of awards, if any, (1) serve to motivate appropriately our executive officers to enhance shareholder value and (2) enable us to operate within an appropriate cost structure.

Risk Analysis of Executive Compensation Program

In 2011, the Committee asked management to undertake a risk assessment of Tredegar’s compensation programs and asked Pearl Meyer to review the assessment with regard to our executive compensation program.  The assessment confirmed that our compensation programs do not incentivize our employees to take risks that are reasonably likely to have a material adverse effect on Tredegar.  The Committee reviewed the findings of the assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to Tredegar’s overall business strategy.  In its discussions, the Committee considered the attributes of our programs, including:

•	the balance between annual and longer-term performance opportunities;

•	target executive compensation that is aligned with a well-defined industry peer group;

•	short-term and long-term compensation programs based on EPA and EBIT from ongoing operations goals, which measure both income statement performance and capital discipline;

•	placement of a significant portion of our executive compensation “at risk” and dependent upon achieving specific corporate and individual performance goals;

•	stock ownership requirements that align executives’ interests with those of our shareholders;

•	the absence of employment contracts with our executives;

•	the absence of severance agreements with our executives, other than Ms. Taylor, whose agreement has a five-year term that does not automatically renew and does not contain an excise tax gross-up;

•	long-term incentive equity awards and grants comprised of multiple forms (Performance Units, restricted stock and stock options) vesting over multiple years; and

•	having each executive’s short-term incentive opportunity capped at two times his or her target bonus.

Executive Stock Ownership Policy

Tredegar places a strong emphasis on equity ownership by executive officers and other members of senior management in order to strengthen the alignment of our executives’ interests with shareholder long-term interests.  On February 10, 2011, the Committee approved an amended and restated executive stock ownership policy that requires our executive officers to acquire and maintain ownership of common stock with a  value equal to five times base salary for our Chief Executive Officer and 1.25 times base salary for our other named executive officers.  The following types of common stock are counted toward the ownership total:  shares held outright by the executive or his or her family, in trust for the benefit of the executive, in the executive’s 401(k) plan, and restricted stock held by the executive (both vested and nonvested).  Fifty percent of the target ownership requirement must be achieved within three years of the effective date of the policy (February 10, 2011) and full compliance with the target ownership must be achieved within six years of the effective date.  If a participant is newly hired or promoted, the time periods apply from the date of hire or promotion, as the case may be.  The Committee reviews the holdings of our named executive officers annually and, as of December 31, 2011, each of our named executive officers met their ownership targets in accordance with the policy.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee has the overall responsibility of evaluating the performance and determining the compensation of the Chief Executive Officer and approving the compensation structure for Tredegar’s other executive officers.  In fulfilling its responsibilities, the Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management.  Based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement.

Executive Compensation Committee:

Richard L. Morrill, Chairman
Donald T. Cowles
George A. Newbill

February 23, 2012

COMPENSATION OF EXECUTIVE OFFICERS

The individuals named below include our President and Chief Executive Officer, our Chief Financial Officer and our three other highest compensated executive officers (collectively, our named executive officers) as of December 31, 2011.  Information relating to total compensation is provided where applicable, for the fiscal years ended December 31, 2011, 2010 and 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards($)(1)	Option Awards($)(2)	Non- Equity Incentive Plan Compen-sation($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings($)	All Other Compen-sation($)		Total($)
Nancy M. Taylor President and Chief Executive Officer(4)	2011 2010 2009	700,000 675,000 367,508	-0- -0- -0-		313,472 342,600 116,874	631,845 747,000 282,375	-0- 957,709 477,760	102,828(5) 67,882 (6) 79,939 (7)	42,555(8) 37,706 23,880		1,790,700 2,827,897 1,348,336
Kevin A. O’Leary Vice President, Chief Financial Officer and Treasurer(9)	2011 2010 2009	315,813 310,000 221,973	20,000 -0- 30,000	(10)	63,488 68,520 -0-	126,540 149,400 49,210	-0- 310,000 165,389	-0- (11) -0- (11) -0- (11)	16,950(8) 15,980 11,082		542,791 853,900 477,654
Duncan A. Crowdis Vice President, and President, Aluminum Extrusions	2011 2010 2009	292,265 284,598 261,507	-0- -0- 56,000		63,488 59,955 60,702	126,540 149,400 146,835	256,192 215,818 -0-	73,760(5) 52,594 (6) 56,306 (7)	16,508(8) 15,403 16,664		828,753 777,768 598,014
Monica Moretti Vice President, and President, Film Products (12)	2011 2010	346,375 314,878	20,000 -0-		63,488 68,520	126,540 149,400	-0- 349,673	-0- (11) -0- (11)	18,832 17,257	(8)	575,235 899,728
A. Brent King Vice President, General Counsel and Secretary	2011 2010 2009	302,202 294,480 288,000	20,000 -0- -0-		63,488 68,520 45,300	126,540 149,400 -0-	-0- 296,640 274,967	-0- (11) -0- (11) -0- (11)	17,491 16,324 11,472	(8)	529,721 825,364 619,739

(1)           Represents the grant date fair value computed in accordance with ASC Topic 718.  Stock Awards include Performance Units and restricted stock awards.  In the case of the Performance Units, the above amounts assume that the Performance Units will not vest at any payout level based upon the information available at the date of grant.  Performance Units usually vest over a two-year period only if Tredegar meets certain operating thresholds over the vesting period.  If it were probable at the grant date that shares related to the Performance Units would vest, the total maximum value of the stock award for each of our named executive officers would be as follows:

Named Executive Officer	2011	2010	2009
Nancy M. Taylor	$381,983	$762,850	$256,604
Kevin A. O’Leary	108,584	148,368	53,400
Duncan A. Crowdis	108,584	130,557	134,572
Monica Moretti	108,584	148,368
A. Brent King	108,584	148,368	120,060

For purposes of calculating these amounts, we have used the same assumptions used for financial reporting purposes under GAAP.  For a description of the assumptions we used, see Note 1 to our financial statements, which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and is incorporated by reference into this proxy statement.

(2)           Represents the grant date fair value computed in accordance with ASC Topic 718.  For purposes of calculating these amounts, we have used the same assumptions used for financial reporting purposes under GAAP.  For a description of the assumptions we used, see Note 1 to our financial statements, which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and is incorporated by reference into this proxy statement.  The actual value a named executive officer may receive depends on market prices, and there can be no assurance that the amounts reflected in the Option Awards column will actually be realized.  No gain to a named executive officer is possible without an appreciation in stock value.

(3)           Represents cash awards to the named executive officers under Tredegar’s annual cash incentive plans for 2011, 2010 and 2009.

(4)           Ms. Taylor was elected President and Chief Executive Officer on January 31, 2010.  Prior to her election as President and Chief Executive Officer, Ms. Taylor served as Executive Vice President and as President of Tredegar Film Products Corporation.

(5)           This amount represents the change in actuarial present value in the Pension Plan from December 31, 2010 to December 31, 2011.

(6)           This amount represents the change in actuarial present value in the Pension Plan from December 31, 2009 to December 31, 2010.

(7)           This amount represents the change in actuarial present value in the Pension Plan from December 31, 2008 to December 31, 2009.

(8)           These amounts include the following:

Name	Matching Contributions under the Tredegar Corporation Retirement Savings Plan($)	Matching Contributions under the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Dividends on Shares in the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Dividends on Shares of Restricted Stock($)	Total($)
Nancy M. Taylor	12,250	22,750	793	6,762	42,555
Kevin A. O’Leary	11,819	3,972	27	1,132	16,950
Duncan A. Crowdis	11,219	3,395	263	1,631	16,508
Monica Moretti	12,250	5,069	83	1,430	18,832
A. Brent King	11,309	3,801	24	2,357	17,491

 (9)           Mr. O’Leary was hired on October 1, 2008 as Director, Global Finance, of Tredegar Film Products Corporation.  Effective December 11, 2009, Mr. O’Leary was named Vice President, Chief Financial Officer and Treasurer of Tredegar Corporation.

(10)          Mr. O’Leary was given a signing bonus that was paid in two installments.

(11)          Mr. O’Leary, Ms. Moretti and Mr. King are not eligible to participate in the Pension Plan.

(12)          Ms. Moretti was hired on March 24, 2008 as Vice President and General Manager of Tredegar Film Products Corporation.  She replaced Ms. Taylor as President of Tredegar Film Products Corporation on January 31, 2010.

Severance Agreement

Effective January 31, 2010, we entered into a Severance Agreement (or the Agreement) with Ms. Taylor.

If Ms. Taylor is terminated without cause (as defined in the Agreement) or resigns with good reason (as defined in the Agreement) during the 90-day period before a change in control (as defined in the Agreement) or before the second anniversary of a change in control, she will be entitled to a payment equal to two times her base salary plus two times her target bonus (as defined in the Agreement).  If Ms. Taylor is terminated without cause or resigns with good reason at other times, she will be entitled to a payment equal to two times her base salary plus a pro rata amount of her target bonus.

Upon a termination without cause or resignation with good reason, outstanding options will become exercisable and remain exercisable for the terms set forth in the relevant option agreement, outstanding restricted stock awards will be vested, and outstanding stock units will be vested and settled with a cash payment.  However, outstanding options, restricted stock and stock units that vest based on the attainment of performance objectives will remain outstanding and will vest or become exercisable only to the extent that the performance objectives are achieved.

If Ms. Taylor is terminated without cause or resigns with good reason, she also will be entitled to reimbursement of premiums paid for continued health plan coverage under COBRA for up to 18 months of coverage.

In addition, under the terms of the Agreement and in consideration of the payments set forth in the Agreement, Ms. Taylor covenants not to compete with Tredegar for a two-year period after her termination or resignation, subject to limited exceptions, as a principal, agent, employee, employer, consultant, or otherwise, or in any other individual or representative capacity, directly or indirectly, or to render any services for a competitor (as defined in the Agreement) that are substantially similar to or the same as those Ms. Taylor provided to Tredegar.

The Agreement has an initial term that ends on January 30, 2015.  However, if a change in control occurs during the term of the Agreement, the term of the Agreement will end on the later of January 30, 2015 or the day before the second anniversary of the change in control.

Grants of Plan-Based Awards

The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold	Target	Maximum	Target
		($)	($)	($)	(#)
Nancy M. Taylor	2/15/2011 2/15/2011 2/15/2011	262,500	525,000	1,050,000	19,700	(3)	15,800	(4)	73,900	19.84	-0- 313,472 631,845	(3)
Kevin A. O’Leary	2/15/2011 2/15/2011 2/15/2011	79,438	158,875	317,750	5,600	(3)	3,200	(4)	14,800	19.84	-0- 63,488 126,540	(3)
Duncan A. Crowdis	2/15/2011 2/15/2011 2/15/2011	66,194	132,389	264,777	5,600	(3)	3,200	(4)	14,800	19.84	-0- 63,488 126,540	(3)
Monica Moretti	2/15/2011 2/15/2011 2/15/2011	95,838	191,675	383,350	5,600	(3)	3,200	(4)	14,800	19.84	-0- 63,488 126,540	(3)
A. Brent King	2/15/2011 2/15/2011 2/15/2011	76,014	152,028	304,056	5,600	(3)	3,200	(4)	14,800	19.84	-0- 63,488 126,540	(3)

(1)           Represents the annual incentive opportunities under the 2011 Cash Incentive Plan.  The actual amount paid to each named executive officer under the 2011 Cash Incentive Plan is included under “Summary Compensation Table – Non-Equity Incentive Plan Compensation” above.

(2)           Represents options granted to each named executive officer under the 2004 Plan.

(3)           Represents Performance Units granted in 2011.  Under ASC Topic 718, it was assumed at the date of grant that the Performance Units will not vest at any payout level based upon the information available.  See “Compensation Discussion and Analysis – Long-Term Incentives – 2011 Performance Units” beginning on page 39 of this proxy statement for additional information, including the vesting criteria associated with the Performance Units.

(4)           Represents restricted stock awards granted in 2011.

Outstanding Equity Awards At Fiscal Year-End

The following table presents information regarding the number and value of stock option awards and stock awards for the named executive officers outstanding as of the fiscal year ended December 31, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price(1)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#) Exercisable	(#) Unexercisable	($)		(#)	($)	(#)	($)
Nancy M. Taylor	22,500 30,000 37,500 -0- -0-	-0- -0- -0- 100,000(2) 73,900(3)	15.11 15.80 18.12 17.13 19.84	3/7/2013 2/21/2015 2/18/2016 2/18/2017 2/15/2018	6,450(4) 20,000(5) 15,800(6)	143,319 444,400 351,076	25,000(7) 9,850(8) 9,850(9)	555,500 218,867 218,867
Kevin A. O’Leary	6,000 7,000 -0- -0-	-0- -0- 20,000(2) 14,800(3)	14.06 18.12 17.13 19.84	11/17/2015 2/18/2016 2/18/2017 2/15/2018	4,000(5) 3,200(6)	88,880 71,104	4,750(7) 2,800(8) 2,800(9)	105,545 62,216 62,216
Duncan A. Crowdis	15,000 18,000 19,500 -0- -0-	-0- -0- -0- 20,000(2) 14,800(3)	15.11 15.80 18.12 17.13 19.84	3/7/2013 2/21/2015 2/18/2016 2/18/2017 2/15/2018	3,350(4) 3,500(5) 3,200(6)	74,437 77,770 71,104	4,200(7) 2,800(8) 2,800(9)	93,324 62,216 62,216
Monica Moretti	8,500 9,800 -0- -0-	-0- -0- 20,000(2) 14,800(3)	16.76 18.12 17.13 19.84	3/24/2015 2/18/2016 2/18/2017 2/15/2018	1,700(4) 4,000(5) 3,200(6)	37,774 88,880 71,104	4,750(7) 2,800(8) 2,800(9)	105,545 62,216 62,216
A. Brent King	20,000 -0- -0-	-0- 20,000(2) 14,800(3)	14.06 17.13 19.84	11/17/2015 2/18/2017 2/15/2018	2,500(4) 4,000(5) 3,200(6)	55,550 88,800 71,104	4,750(7) 2,800(8) 2,800(9)	105,545 62,216 62,216

(1)           In accordance with the stock option plans under which the shares indicated in the table were granted, the per share exercise price for the stock options was not less than the fair market value of the shares of Tredegar common stock on the date of the grant of the option, as determined by the closing price as reported on the New York Stock Exchange composite tape on that date.

(2)           The stock options became exercisable on February 18, 2012.

(3)           The stock options become exercisable on February 15, 2013.

(4)           The shares of restricted Tredegar common stock vested on February 21, 2012.

(5)           The shares of restricted Tredegar common stock will vest on February 18, 2013.

(6)           The shares of restricted Tredegar common stock will vest on February 16, 2014.

(7)           These Performance Units were tied to 2011 consolidated EPA from manufacturing operations goals; the performance criteria for 2011 were not satisfied; therefore, none of the Performance Units were earned.

(8)           These Performance Units are tied to 2012 consolidated EPA from manufacturing operations goals; if the performance criteria for 2012 are satisfied, the shares will be earned by the named executive officer and will vest on March 15, 2013.

(9)           These Performance Units are tied to 2013 consolidated EPA from manufacturing operations goals; if the performance criteria for 2013 are satisfied, the shares will be earned by the named executive officer and will vest on March 15, 2014.

Option Exercises and Stock Vested

The following table presents information concerning the exercise of stock options and vesting of stock (including restricted stock, Performance Units or other similar instruments) for the named executive officers during the fiscal year ended December 31, 2011.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Nancy M. Taylor	-0-	-0-	7,850	169,403
Kevin A. O’Leary	-0-	-0-	3,000	64,740
Duncan A. Crowdis	-0-	-0-	4,150	89,557
Monica Moretti	-0-	-0-	2,100	45,318
			4,500	90,270
A. Brent King	-0-	-0-	4,200	90,636

Pension Benefits

The following table presents information as of December 31, 2011 concerning each of our defined benefit plans that provide for payments or other benefits to the named executive officers at, following or in connection with retirement.  Ms. Moretti and Messrs. O’Leary and King are not eligible to participate in the Pension Plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)
		(#)	($)
Nancy M. Taylor	Pension Plan	20	543,500
Duncan A. Crowdis	Pension Plan	12.92	362,825	(2)

(1)	For purposes of computing the actuarial present value of the accrued benefit payable to the named executive officers, we have used the following assumptions:

	12/31/2009	12/31/2010	12/31/2011
Discount Rate	5.75% (Pension Plan) 5.50% (Restoration Plan)	5.45% (Pension Plan) 5.05% (Restoration Plan)	4.95% (Pension Plan) 4.70% (Restoration Plan)
Mortality Table	RP-2000 Combined Healthy Mortality Table, projected with Scale AA
Retirement Age	Age 60, or current age, if older
Preretirement Decrements	None
Payment Option	Single life annuity with five years of benefits guaranteed

(2)
The Present Value of Mr. Crowdis’ Accumulated Benefit is based solely upon the benefit amount payable under the Pension Plan.  It excludes his benefit under his prior plans in Canada because neither Tredegar nor the Pension Plan has a liability for that amount.

Pension Plan

The Tredegar Corporation Retirement Income Plan (or the Pension Plan) is a defined benefit pension plan applicable generally to salaried, full-time employees who are not covered by a collective bargaining agreement.  Of the named executive officers, only Ms. Taylor and Mr. Crowdis participate in the Pension Plan.

The Pension Plan assumes a normal retirement age of 65 and does not impose a vested service requirement as a condition to paying benefits to a participant who retires upon reaching that age.  In most other cases involving a separation of service from Tredegar before age 65, a participant must have accrued at least five years of pension vesting service, as defined in the Pension Plan, in order to be entitled to receive any benefits under the Pension Plan.  The Pension Plan, however, allows participants who reach the age of 55 and have accrued at least ten years of pension vesting service to elect early retirement.  As of December 30, 2011, our named executives had accrued the following number of pension vesting service years under the Pension Plan for their service through December 30, 2011:

Name	Vesting Years
Nancy M. Taylor	20
Duncan A. Crowdis	13

A participant who retires at age 65 or later, with certain exceptions, is entitled to a monthly benefit paid as a single life annuity with five years of guaranteed payments.  The monthly payment equals 1/12th of the sum of:

•
1.1% of his or her final average pay (which is calculated and frozen as of December 31, 2007 and determined by averaging the participant’s base salary plus 50% of incentive bonuses for his or her three consecutive highest paid years in the ten-year period preceding January 1, 2008) multiplied by the number of years of pension benefit service he or she has accrued; and

•	0.4% of his or her final average pay in excess of the participant’s 2007 social security covered compensation, multiplied by his or her years of pension benefit service.

For a participant who retires prior to age 65, the amount of his or her retirement benefit is reduced by 7/12 of 1% for each calendar month, up to a maximum of 60 months, the benefit is started prior to age 60.

Unless he or she elects otherwise, a participant in the Pension Plan who is married as of the date he or she is eligible to begin receiving payments under the Pension Plan will receive his or her payments as a qualified joint and survivor annuity, which is the actuarial equivalent of the single life annuity with five years guaranteed.  This form of annuity provides a reduced monthly retirement benefit payable to the participant for life followed by monthly payments to his or her spouse in an amount equal to 50% of the amount the participant received during life.  Under the contingent annuity option of the Pension Plan, an unmarried participant may also elect to receive reduced monthly payments for life followed by monthly payments to a named contingent annuity in an amount equal to 100%, 75% or 50% of the amount payable to the participant during his or her lifetime.

In accordance with the provision in the Pension Plan allowing us to amend, modify or terminate it at any time, effective January 1, 2007, we closed the Pension Plan to new participants and froze the pay and covered compensation used to compute benefits for existing participants as of December 31, 2007.  Existing participants in the Pension Plan will, however, continue to earn benefit credit for each year of service after 2007, subject to the terms of the Pension Plan.

Nonqualified Deferred Compensation

The following table presents information concerning the Savings Plan Benefit Restoration Plan for Employees of Tredegar Corporation (or the SPBR Plan), which is a defined contribution plan that provides for the deferral of compensation of the named executive officers on a basis that is not tax qualified.

Name	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(2)
	($)	($)	($)	($)
Nancy M. Taylor	23,543	16,821	-0-	124,919
Kevin A. O’Leary	3,999	706	-0-	8,010
Duncan A. Crowdis	3,658	4,519	-0-	37,509
Monica Moretti	5,152	1,990	-0-	16,591
A. Brent King	3,825	3,526	-0-	7,350

(1)
These amounts represent the sum of the amounts included in Note (8) to the Summary Compensation Table on page 46 of this proxy statement under the columns “Matching Contributions under the Tredegar Corporation Savings Plan Benefit Restoration Plan” and “Dividends on Shares in the Tredegar Corporation Savings Plan Benefit Restoration Plan.”

(2)	These amounts include the following amounts that were previously reported as compensation in the Summary Compensation Table of our 2011 proxy statement:

Name	Matching Contributions under the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Dividends on Shares in the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Total($)
Nancy M. Taylor	22,750	793	23,543
Kevin A. O’Leary	3,972	27	3,999
Duncan A. Crowdis	3,395	263	3,658
Monica Moretti	5,069	83	5,152
A. Brent King	3,801	24	3,825

Because of Internal Revenue Code limitations on the matching contributions we are entitled to make on behalf of highly-compensated employees to Tredegar’s Savings Plan, we adopted the SPBR Plan under which we credit the matching contribution we would have been able to make to the Savings Plan, but for the Internal Revenue Code limitations, to an account representing the employee’s interest in the SPBR Plan for each payroll period.  Every employee who qualifies as highly-compensated becomes a member of the SPBR Plan as of the date his or her contributions to the Savings Plan are limited by IRS regulations.

Our contributions to the SPBR Plan are converted to phantom shares of Tredegar common stock based on the fair market value at the end of the month in which the contributions are credited.  Contributions to the SPBR Plan either match those that could not be made to the Savings Plan because of Internal Revenue Code limitations or are dividends on shares of stock already credited to the participant.

The value of an account at any given time is based upon the fair market value of Tredegar common stock.  The fair market value of Tredegar common stock was $22.22 on December 30, 2011 (the last trading day of 2011).  We reserve the right to terminate or amend the SPBR Plan at any time.

A participant in the SPBR Plan becomes 100% vested in his or her benefit under the Plan if he or she works at least one hour on or after January 1, 2008.

If a participant retires at age 65, dies or separates from employment due to death or a disability, he or she receives a distribution of the total value of his or her benefit under the SPBR Plan on the last day of the month following distribution of benefits under the Savings Plan, subject to Internal Revenue Code Section 409A.  A participant who otherwise separates from service receives the value of his or her vested benefit in the SPBR Plan as of the last day of the month during which he or she receives the distribution of his or her vested benefit in the Savings Plan, subject to Internal Revenue Code Section 409A.

Other Potential Payments Upon Termination or a Change in Control

Equity Incentive Plans

Grants under the Amended and Restated 2004 Equity Incentive Plan.  Under the 2004 Plan, Performance Units, shares of restricted Tredegar common stock and stock options granted vest immediately upon the named executive officer’s death, termination of employment due to disability, a change of control of Tredegar, or retirement (except in the case of the Performance Units and provided that the named executive officer has reached 65 years of age).

The 2004 Plan generally provides that a change in control occurs if (1) a person (or a group of persons) becomes the owner of 50% or more of our voting securities, (2) there is a substantial change in the composition of our Board, (3) there is a business combination in which our shareholders own 80% or less of the surviving entity or (4) our shareholders approve a liquidation or dissolution of Tredegar or the sale of all or substantially all of Tredegar’s assets.

The table included below assumes a change in control occurred on December 31, 2011 and provides the value that each named executive officer could have realized from the equity awards he or she held as of December 31, 2011, based on the closing price of shares of Tredegar common stock on the New York Stock Exchange composite tape on December 30, 2011 (the last trading day of 2011), which was $22.22.

Name	Equity Awards(#)	Exercise Price($/Sh)	Value upon Change of Control($)
Nancy M. Taylor	22,500 30,000 37,500 6,450 100,000 25,000 20,000 15,8007 3,900 9,850 9,850	15.11 15.80 18.12 -0- 17.13 -0- -0- -0- 19.84 -0- -0-	159,975 192,600 153,750 143,319 509,000 555,500 444,400 351,076 175,882 218,867 218,867
Kevin A. O’Leary	6,000 7,000 20,000 4,750 4,000 3,200 14,800 2,800 2,800	14.06 18.12 17.13 -0- -0- -0- 19.84 -0- -0-	48,960 28,700 101,800 105,545 88,880 71,104 35,224 62,216 62,216
Duncan A. Crowdis	15,000 18,000 19,500 3,350 20,000 4,200 3,500 3,200 14,800 2,800 2,800	15.11 15.80 18.12 -0- 17.13 -0- -0- -0- 19.84 -0- -0-	106,650 115,560 79,950 74,437 101,800 93,324 77,770 71,104 35,224 62,216 62,216
Monica Moretti	8,500 9,800 1,700 20,000 4,750 4,000 3,200 14,800 2,800 2,800	16.76 18.12 -0- 17.13 -0- -0- -0- 19.84 -0- -0-	46,410 40,180 37,774 101,800 105,545 88,880 71,104 35,224 62,216 62,216
A. Brent King	20,000 2,500 20,000 4,750 4,000 3,200 14,800 2,800 2,800	14.06 -0- 17.13 -0- -0- -0- 19.84 -0- -0-	163,200 55,550 101,800 105,545 88,880 71,104 35,224 62,216 62,216

Severance Agreement

As discussed on page 47 of this proxy statement, Tredegar entered into a severance agreement (or the Agreement) with Ms. Taylor in 2010.  If Ms. Taylor is terminated without cause (as defined in the Agreement) or resigns with good reason (as defined in the Agreement) during the 90-day period before a change in control (as defined in the Agreement) or before the second anniversary of a change in control, she will be entitled to a payment equal to two times her base salary plus two times her target bonus (as defined in the Agreement).  If Ms. Taylor is terminated without cause or resigns with good reason at other times, she will be entitled to a payment equal to two times her base salary plus a pro rata amount of her target bonus.  As of December 31, 2011, she would have been entitled to the following payments under the Agreement:

If termination or resignation with good reason occurred on December 31, 2011, within 90 days before, or before the second anniversary of a Control Change Date
Payment Based on Annual Salary and Bonus	$2,450,000
Acceleration of Unvested Stock Awards, Performance Units and Stock Options(1)	3,123,236
Continuation of Medical, Dental and Vision Coverage under Tredegar’s Health Plans(2)	14,530

If termination without cause or resignation with good reason occurred on December 31, 2011
Payment Based on Annual Salary and Bonus	$1,925,000
Acceleration of Unvested Stock Awards, Performance Units and Stock Options(1)	3,123,236
Continuation of Medical, Dental and Vision Coverage under Tredegar’s Health Plans(2)	14,530

(1)
The effect of accelerating any unvested restricted stock award and unvested Performance Unit awards at December 31, 2011 is based on the number of each such award multiplied by the closing price of Tredegar common stock on December 30, 2011 (the last trading day of 2011).  The effect of accelerating any unvested stock option at December 31, 2011 is based on the difference between the closing price of Tredegar common stock on December 30, 2011 (the last trading day of 2011) and the respective option’s exercise price.

(2)
Tredegar has agreed to reimburse Ms. Taylor for the cost of such coverage until the earlier of (a) the date that Ms. Taylor or her qualified beneficiary is no longer entitled to continue coverage under COBRA or (b) the end of the eighteenth month of such coverage.

SPBR Plan

Retirement.  In the event a named executive officer retires from Tredegar, he or she will be entitled to receive the total value of his or her interest in the SPBR Plan as of the last business day of the month in which his or her benefit under the Savings Plan is distributed, subject to Internal Revenue Code Section 409A.

Termination.  If the named executive officer’s employment with us ends due to termination, he or she will be entitled to receive the value of his or her vested benefit in the SPBR Plan as of the last business day of the month in which he or she receives his or her vested benefit under the Savings Plan, subject to Internal Revenue Code Section 409A.

Disability. If the named executive officer separates from service due to a disability, he or she will be entitled to receive the total value of his or her interest in the SPBR Plan as of the last business day of the month in which his or her benefit under the Savings Plan is distributed, subject to Internal Revenue Code Section 409A.

Death.  If the named executive officer dies while employed by us, his or her beneficiary will be entitled to receive the total value of his or her interest in the SPBR Plan as of the last business day of the month in which the named executive officer’s benefit under the Savings Plan is distributed, subject to Internal Revenue Code Section 409A.

The table included below provides information with respect to the benefits we would have had to pay to the named executive officers assuming any of the events described above had occurred on December 31, 2011.

Name	Payment on Retirement($)(1)	Payment on Termination($)(1)	Payment on Death($)(1)
Nancy M. Taylor	124,919	124,919	124,919
Kevin A. O’Leary	8,010	8,010	8,010
Duncan A. Crowdis	37,509	37,509	37,509
Monica Moretti	16,591	16,591	16,591
A. Brent King	7,350	7,350	7,350

(1)
Under the terms of the SPBR Plan, in the event that any of these events occurred on December 31, 2011, the earliest payment date would be January 31, 2012 and the amount payable would be based on the closing price of Tredegar common stock on the New York Stock Exchange composite tape on January 31, 2012, the date of payment.  In addition, the SPBR Plan provides that payment for a portion of the shares of Tredegar common stock held in a participant’s account would be withheld for six months and the payment would be based on the closing price of Tredegar common stock on the New York Stock Exchange composite tape on the date of payment.  The amounts set forth above assume that the total payment was made on December 30, 2011 (the last trading day of 2011) based on the closing price of Tredegar common stock on the New York Stock Exchange composite tape on that date, which was $22.22.

PROPOSAL 2: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), Tredegar is providing its shareholders with the opportunity to cast a non-binding advisory vote on compensation paid by Tredegar to our named executive officers.  This non-binding advisory vote, which is commonly referred to as a “say-on-pay” vote, provides shareholders with the opportunity to express their views on the compensation paid by Tredegar to our named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation paid by Tredegar to our named executive officers as described in “Compensation Discussion and Analysis” beginning on page 27 of this proxy statement, the accompanying compensation tables, and the related narrative disclosure.

At our annual meeting of shareholders held on May 24, 2011, approximately 81% of the votes cast on the “say-on-pay” proposal were voted in favor of the proposal.  The Executive Compensation Committee believes this affirms shareholders’ support of our approach to executive compensation.

As described in detail in our “Compensation Discussion and Analysis” beginning on page 27 of this proxy statement, our compensation programs are designed so that our executives are incentivized to achieve specific company performance goals and personal objectives that will build shareholder value over the long term without encouraging undue or unreasonable risk taking.  The Executive Compensation Committee reviews our executive compensation programs annually to ensure they align executive compensation with the interests of our shareholders.

Our Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation of Tredegar’s named executive officers as disclosed in the Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure is hereby approved.”

Although this vote is advisory and is not binding, the Board and the Executive Compensation Committee, which is comprised solely of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

Our Board recommends that you vote “FOR,” on a non-binding advisory basis, the resolution approving the compensation of Tredegar’s named executive officers as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.

PROPOSAL 3: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION

At the annual meeting of shareholders held on May 24, 2011, approximately 50% of the votes cast, which, under Virginia law, excludes abstentions and broker non-votes, on the non-binding advisory vote on the frequency with which our shareholders will be asked to approve the compensation by Tredegar to our named executive officers (commonly referred to as a “frequency” or “say-when-on-pay” vote) were cast in favor of conducting the “say-on-pay” vote annually, and 49% of the votes were cast in favor of conducting the “say-on-pay” vote every three years.  As the voting result in 2011 was almost equally divided between an annual frequency and a three-year frequency, we are providing our shareholders with another opportunity to vote, on a non-binding and advisory basis, on the frequency with which we will conduct future “say-on-pay” votes.

Shareholders are able to choose among four options:  holding the say-on-pay vote every one, two or three years, or abstaining.  Shareholders will not be voting to approve or disapprove the Board’s recommendation.

The Board believes that the optimal interval for conducting the say-on-pay vote is every three years.  Shareholders who have concerns about executive compensation during the interval between say-on-pay votes are welcome to bring their specific concerns to the attention of the Board and the Executive Compensation Committee through one of the means described under “Voting Instructions — How do I communicate with the Board of Directors?” on page 6 of this proxy statement.

Although this vote is advisory and is not binding, the Board and the Executive Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Our Board recommends that you vote for the option of holding future non-binding advisory votes on executive compensation “EVERY THREE YEARS.”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of Tredegar by monitoring the quality and integrity of the financial statements, the financial reporting processes and the systems of internal accounting and financial controls of Tredegar.  The Audit Committee operates under a written charter that has been adopted by Tredegar’s Board and is available on Tredegar’s website (www.tredegar.com) by selecting “Corporate Governance” under “About Tredegar.”  Management is responsible for the preparation of Tredegar’s financial statements, for establishing and maintaining an adequate system of internal control over financial reporting, and for assessing the effectiveness of Tredegar’s internal control over financial reporting.  PricewaterhouseCoopers LLP (or PwC), Tredegar’s independent registered public accounting firm, is responsible for performing an independent audit of those financial statements and Tredegar’s internal control over financial reporting.

The Audit Committee has met and held discussions with management and PwC regarding Tredegar’s audited 2011 consolidated financial statements.  Management represented to the Audit Committee that Tredegar’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC.

The Audit Committee has discussed with PwC the matters required to be discussed under Public Company Accounting Oversight Board (or PCAOB) Standards, including those required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T.  In addition, the Audit Committee has received the written disclosures and the letter from PwC relating to the independence of that firm as required by the applicable requirements of the PCAOB and has discussed with PwC that firm’s independence from Tredegar.

In reliance upon the Audit Committee’s discussions with management and PwC, and the Audit Committee’s review of the representations of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in Tredegar’s Annual Report on Form 10-K for the year ended December 31, 2011 to be filed with the Securities and Exchange Commission.

Audit Committee:

Donald T. Cowles, Chairman
Austin Brockenbrough, III
George C. Freeman, III
R. Gregory Williams

February 28, 2012

AUDIT FEES

The following table lists fees our independent registered public accounting firm, PwC, billed to us for services rendered in fiscal years 2010 and 2011.

	2010	2011

Audit Fees	$1,119,401	$1,079,550
Audit-Related Fees	-0-	-0-
Tax Fees	15,470	10,922
All Other Fees	3,000	18,500
Total Fees	$1,137,871	$1,108,972

Audit Fees include fees PwC billed for services it performed to comply with the standards of the PCAOB, including the recurring audit of our consolidated financial statements and of our internal control over financial reporting.  This category also includes fees for audits PwC provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide and assistance with and review of documents filed with the SEC.

Audit-Related Fees include fees associated with audit services not required by statute or regulation.

Tax Fees primarily include fees associated with tax audits and tax compliance, tax consulting, and preparation of tax returns for expatriate employees, as well as domestic and international tax planning and assistance.

All Other Fees include software licensing for online accounting research and other miscellaneous consulting fees.

Our Audit Committee has concluded that the provision of the non-audit services listed above as “All Other Fees” is compatible with maintaining the auditor’s independence.

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and has further directed that management submit such appointment of PwC for ratification by the shareholders at the annual meeting.  We expect representatives of PwC to be present at the meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of our Audit Committee’s appointment of PwC as our independent registered public accounting firm is not required by our Bylaws or otherwise.  If our shareholders fail to ratify the appointment, our Audit Committee will take such failure into consideration in future years.  If our shareholders ratify the appointment, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of Tredegar.

Our Board recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

DIRECTOR NOMINATING PROCESS AND SHAREHOLDER PROPOSALS

Nominating and Governance Committee Process for Identifying and Evaluating Director Candidates

Our Nominating and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Governance Guidelines, which require that a majority of our Board must be independent directors under the general independence standards of the New York Stock Exchange listing standards and under our Governance Guidelines.  Our Nominating and Governance Committee evaluates all candidates’ qualifications to serve as members of our Board based on the skills and characteristics of individual Board members as well as the composition of our Board as a whole.  In addition, our Nominating and Governance Committee will evaluate a candidate’s independence, diversity, age, skills and experience in the context of our Board’s needs.  Our Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criteria are necessarily applicable to all prospective nominees and directors other than having the highest standards of business and professional conduct.

While we have no formal policy on diversity, we believe our Board should exhibit diversity of backgrounds and expertise.  Our Nominating and Governance Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics (e.g., age, gender, skill, etc.) and experience (e.g., industry, professional, public service, etc.) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives.  The Nominating and Governance Committee takes into account diversity considerations in determining Tredegar’s nominees for directors and planning for director succession and believes that, as a group, the current directors and nominees bring a diverse range of perspectives to the Board’s deliberations.

Director Candidate Recommendations and Nominations by Shareholders

Our Nominating and Governance Committee’s Charter provides that our Nominating and Governance Committee will consider director candidate recommendations by our shareholders.  Shareholders should submit any such recommendations to our Nominating and Governance Committee through one of the methods described under “Voting Information — How do I communicate with the Board of Directors?” on page 6 of this proxy statement.  There are no differences in the manner in which our Nominating and Governance Committee evaluates director candidates based on whether shareholders recommend the candidates.

In addition to candidate recommendations, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board so long as that shareholder complies with the requirements set forth in the applicable provisions of our amended and restated Bylaws and summarized in “Shareholders’ Proposals” below.

Our Nominating and Governance Committee did not receive any recommendations of director candidates from any shareholder or group of shareholders during 2011, nor were there any shareholder nominations of any person for election as a director.

Shareholders’ Proposals

The regulations of the SEC require any shareholder wishing to make a proposal to be acted upon at the 2013 annual meeting of shareholders to present the proposal to Tredegar at our principal office in Richmond, Virginia, no later than December 5, 2012.  We will consider written proposals received by our Corporate Secretary by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies.

Article I, Section 10 of our amended and restated Bylaws also requires any shareholder wishing to make a proposal to be acted on at an annual meeting to give written notice to our Corporate Secretary not later than 120 days before the anniversary date of Tredegar’s annual meeting in the immediately preceding year.  The notice must contain:

●	a brief description of the business to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for addressing it at the annual meeting,

●	the name, record address, and class and number of shares beneficially owned by the shareholder proposing such business,

●	any material interest of the shareholder or any other person in such business,

●
a description (including the names of any counterparties) of any agreement, arrangement or understanding that has been entered into by or on behalf of the shareholder as of the notice date to mitigate loss, manage risk or benefit from share price changes of, or increase or decrease the voting power with respect to, Tredegar common stock,

●	a description (including the names of any counterparties) of any agreement, arrangement or understanding between the shareholder and any other person in connection with the proposal, and

●	an agreement that the shareholder will notify Tredegar in writing of any changes to the information provided.

In addition, Article II, Section 5 of our amended and restated Bylaws allows any shareholder entitled to vote in the election of directors generally to nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to our Corporate Secretary not later than:

●	120 days before the anniversary date of Tredegar’s annual meeting in the immediately preceding year, or

●
with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of a special meeting of shareholders is first given to shareholders.

Each notice shall set forth:

●	As to the shareholder giving the notice:

●	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated,

●
a representation that the shareholder is a holder of record of Tredegar common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

●
a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) under which the nomination or nominations are to be made by the shareholder,

●
a description (including the names of any counterparties) of any agreement, arrangement or understanding that has been entered into by or on behalf of the shareholder as of the notice date with the intent to mitigate loss, manage risk or benefit from share price changes of, or increase or decrease the voting power with respect to, Tredegar common stock,

●	a description (including the names of any counterparties) of any agreement, arrangement or understanding between the shareholder and any other person in connection with the nomination, and

●	an agreement that the shareholder will notify Tredegar in writing of any changes to the information provided.

●	As to each person whom the shareholder proposes to nominate for election as a director:

●	the name and address of the person or persons to be nominated,

●
such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules, had the nominee been nominated, or intended to be nominated, by the Board, and

●	the consent of each nominee to serve as a director if so elected.

Because the 2012 annual meeting is being held on May 16, 2012, our Corporate Secretary must receive notice of a shareholder proposal to be acted on at the 2013 annual meeting not later than the close of business on January 16, 2013.  These requirements are separate from the requirements of the SEC that a shareholder must meet to have a proposal included in our proxy statement.

The amended and restated Bylaws are available on our website at www.tredegar.com and on the SEC’s website at www.sec.gov.  We will also furnish any shareholder a copy of our amended and restated Bylaws without charge upon written request to our Corporate Secretary.  See “Voting Instructions — How do I communicate with the Board of Directors?” on page 6 of this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of the copies of the forms prescribed by Section 16(a) of the Exchange Act we received, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that all of our Section 16 reporting persons complied with the filing requirements of Section 16(a) as of December 31, 2011, other than A. Brent King, who did not timely report the surrender of shares of Tredegar common stock to satisfy the tax withholding requirement obligation upon the vesting of a restricted stock award on November 17, 2011.  Mr. King has since reported this transaction on a Form 5.

BENEFICIAL OWNERS

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address.  Any such beneficial owner may request a separate copy of this proxy statement or the 2011 Annual Report on Form 10-K by contacting our Corporate Secretary in writing at 1100 Boulders Parkway, Richmond, Virginia, 23225 or by telephone at 1-804-330-1144.  Beneficial owners with the same address who receive more than one proxy statement and 2011 Annual Report on Form 10-K may request delivery of a single proxy statement and 2012 Annual Report on Form 10-K by contacting our Corporate Secretary as provided in the preceding sentence.

OTHER MATTERS

Our Board is not aware of any matters to be presented for action at the annual meeting of shareholders other than as described in this proxy statement.  However, if any other matters are properly raised at the annual meeting or in any adjournment of the annual meeting, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

A. Brent King
Vice President, General Counsel and Secretary

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Common Stock proxies submitted via the Internet or telephone must be received by 1:00 a.m. Central Time on May 16, 2012.
Plan Participant proxies submitted via the Internet or telephone must be received by 1:00 a.m. Central Time on May 11, 2012.

Vote by Internet • Go to www.investorvote.com/TG • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories &Canada on a touch tone telephone • Follow the instructions provided by the recorded

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board recommends a vote FOR all nominees in Proposal 1, FOR Proposals 2 and 4 and a vote for THREE YEARS for Proposal 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Austin Brockenbrough, III	☐	☐	02 - William M. Gottwald	☐	☐	03 - Richard L. Morrill	☐	☐

	04 - George A. Newbill	☐	☐

		For	Against	Abstain			1 Year	2 Years	3 Years	Abstain
2.	Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐	3.	Frequency of Advisory Vote on Named Executive Officer Compensation.	☐	☐	☐	☐
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for Tredegar for the fiscal year ending December 31, 2012.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. The signor(s) hereby revokes all proxies heretofore given to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

YOUR VOTE IS IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY (i) COMPLETING, SIGNING, DATING AND RETURNING YOUR VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE OR (ii) VOTING VIA THE INTERNET OR BY TELEPHONE PER THE INSTRUCTIONS ON THE REVERSE SIDE.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy/Voting Instruction Form — TREDEGAR CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting to be held on May 16, 2012

As a recordholder of the common stock of Tredegar Corporation (“Tredegar”), the undersigned hereby appoints A. Brent King, Kevin A. O’Leary and Larry J. Scott, or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of common stock of Tredegar that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 16, 2012, and at any and all adjournments and postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees in Proposal 1, FOR Proposal 2, THREE YEARS on Proposal 3 and FOR Proposal 4 and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting and at any and all adjournments and postponements thereof.

IMPORTANT NOTICE TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN

As a participant in the Tredegar Corporation Retirement Savings Plan (the “Plan”), a notice and proxy statement regarding the Tredegar 2012 Annual Meeting is enclosed and a copy of Tredegar’s annual report has been provided to you.  You may instruct Wilmington Trust Retirement & Institutional Services (the “Trustee”) how to vote your proportionate shares of Tredegar common stock held by the Trustee in connection with the 2012 Annual Meeting of Shareholders.  If you wish to instruct the Trustee how to vote your shares, complete, sign and date this form and send it to Computershare Investor Services in the enclosed postage-paid envelope so it is received by May 11, 2012 or vote your shares via the Internet or by telephone per the instructions on the reverse side.  If no instructions are received by the Trustee, the Trustee will vote your Retirement Savings Plan shares FOR Proposals 1, 2 and 4 and THREE YEARS on Proposal 3 as contained in the proxy statement and as shown on the reverse side.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board recommends a vote FOR all nominees in Proposal 1, FOR Proposals 2 and 4 and a vote for THREE YEARS for Proposal 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Austin Brockenbrough, III	☐	☐	02 - William M. Gottwald	☐	☐	03 - Richard L. Morrill	☐	☐

	04 - George A. Newbill	☐	☐

		For	Against	Abstain			1 Year	2 Years	3 Years	Abstain
2.	Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐	3.	Frequency of Advisory Vote on Named Executive Officer Compensation.	☐	☐	☐	☐
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for Tredegar for the fiscal year ending December 31, 2012.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. The signor(s) hereby revokes all proxies heretofore given to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

YOUR VOTE IS IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY (i) COMPLETING, SIGNING, DATING AND RETURNING YOUR VOTING INSTRUCTION CARD INTHE  ENCLOSED ENVELOPE OR (ii) VOTING VIA THE INTERNET OR BY TELEPHONE PER THE INSTRUCTIONS ON THE REVERSE SIDE (IF AVAILABLE).

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy/Voting Instruction Form — TREDEGAR CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting to be held on May 16, 2012

As a recordholder of the common stock of Tredegar Corporation (“Tredegar”), the undersigned hereby appoints A. Brent King, Kevin A. O’Leary and Larry J. Scott, or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of common stock of Tredegar that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 16, 2012, and at any and all adjournments and postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees in Proposal 1, FOR Proposal 2, THREE YEARS on Proposal 3 and FOR Proposal 4 and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting and at any and all adjournments and postponements thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

2012 Annual Meeting of Shareholders

To be held:
Wednesday, May 16, 2012, at 9:00 a.m. Eastern Daylight Time
Jepson Alumni Center of the University of Richmond
49 Crenshaw Way
Richmond, Virginia

Control Number: <123456789012>

To: <Shareholder Registration>

Your Tredegar Corporation 2011 annual report and proxy statement are now available online.  You may also vote your shares for the 2012 Annual Meeting of Shareholders.

To view the proxy statement and annual report please visit www.tredegar.com.  To vote your shares please visit www.investorvote.com/TG and follow the on-screen instructions.  You will be prompted to enter the Control Number provided above to access this voting site.  Note that votes submitted through this site must be received by 1:00 a.m., Central Time, on May 16, 2012.  Note that if you are a shareholder through the Tredegar Corporation Retirement Savings Plan, voting instructions submitted through this site must be received by 1:00 a.m., Central Time, on May 11, 2012.

Thank you for viewing the 2012 Tredegar Corporation Annual Meeting Materials and for submitting your very important vote.

REMEMBER, YOUR VOTE IS IMPORTANT; PLEASE VOTE.

Questions?  For additional assistance regarding your account please visit www.computershare.com/ContactUs where you will find useful FAQs, phone numbers and our secure online contact form.

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